                                                                    EXHIBIT 10.2

         SHAREHOLDERS'AGREEMENT                                   PATTI PARASOCIALI
                 Between                                                 Tra
(1)  RAI Radio Televisione Italiana                   (1)  RAI Radio Televisione Italiana
     S.p.A., a company incorporated and                    S.p.A., societa costituita ed
     existing in accordance with Italian                   operante secondo il diritto
     law, with registered office in                        italiano, con sede in Roma, Viale
     Rome, at Viale Mazzini 14,                            Mazzini n. 14, iscritta al Registro
     registered with the Register of                       delle Imprese di Roma al n. 8087,
     Companies of Rome under no. 8087,                     codice fiscale 00709370589, in
     holding tax code no. 00709370589,                     persona del munito
     in the person of ..... who is                         .................dei necessari
     vested with the necessary powers                      poteri (di seguito denominata
     (hereinafter referred to as "RAI");                   "RAI");

                            on one side;                                         da una parte;

                  and                                                    e

(2)  CCR S.r.l, a company incorporated                (2)  CCR S.r.l., societa costituita ed
     and existing in accordance with                       operante secondo il diritto
     Italian law, with registered office                   italiano, con sede in Milano, Via
     in Milan, at via Barozzi 1, 20121,                    Barozzi n. 1, iscritta al Registro
     registered with the Register of                       delle Imprese di Milano al n.
     Companies of Milan under no.                          13424440157, codice fiscale
     13424440157, holding tax code no.                     13424440157, in persona del
     13424440157, in the person of its                     Presidente George Reese munito dei
     Chairman George Reese, who is                         necessari poteri (di seguito
     vested with the necessary powers                      denominata "PARTNER");
     (hereinafter referred to as the
     "PARTNER");                                                                         e

                   and

(3)  Crown Castle International Corp., a              (3)  Crown Castle International Corp.,
     company incorporated and existing                     societa costituita ed operante
     in accordance with Delaware law, in                   secondo il diritto del Delaware, in
     the person of George Reese, who is                    persona di George Reese, munito dei
     vested with the necessary powers                      necessari poteri (di seguito
     (hereinafter referred to as "Crown                    denominata "Crown Castle").
     Castle").
                                                                             dall'altra parte.
                      On the other side.

                WHEREAS                                               PREMESSO

a)   RAI and the PARTNER and Crown                    a)   che la RAI, il PARTNER e Crown
     Castle (together, the "Parties")                      Castle (collettivamente le "Parti")
     executed on the date hereof a share                   hanno sottoscritto in data odierna
     purchase agreement (hereinafter                       un contratto di compravendita
     referred to as the "Share Purchase                    azionaria (di seguito il "Contratto
     Agreement"), under which the                          di Compravendita") ai sensi del
     PARTNER has purchased from RAI, and                   quale il PARTNER ha acquistato
     RAI has sold to the PARTNER, No.                      dalla RAI, e la RAI ha venduto al
     6,664,000 common shares                               PARTNER, n. 6.664.000 azioni
     (hereinafter referred to as the                       ordinarie (di seguito denominate le
     "Shares") of a par value of Euro                      "Azioni") del valore nominale di
     5.16 each, representing 49% of the                    Euro 5,16 ciascuna, pari al 49% del
     corporate capital of RAI WAY S.p.A.                   capitale sociale della RAI WAY
     a company incorporated and existing                   S.p.A., societa costituita ed
     in accordance with Italian law,                       operante secondo il diritto
     with registered office in                             italiano, con

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
     Rome, at Via Teulada 66, with a                        sede in Roma, Via Teulada n. 66,
     corporate capital of Euro                              capitale sociale Euro 70.176.000,
     70,176,000, registered with the                        iscritta presso il Registro delle
     Register of Companies of Rome under                    Imprese di Roma al n. 925733 (di
     no. 925733 (hereinafter referred to                    seguito la "Societa");
     as the "Company"),
                                                       b)   che, a seguito della compravendita
b)   As a consequence of the sale and                       descritta nella precedente premessa
     purchase described under letter (a)                    (a), il capitale sociale della
     above, the corporate capital of the                    Societa risulta ora ripartito fra
     Company is now shared between RAI                      la RAI e il PARTNER con
     and the PARTNER, with shareholdings                    partecipazioni rispettivamente pari
     respectively equal to 51% and 49%;                     al 51% ed al 49%;

c)   the Share Purchase Agreement                      c)   che il Contratto di Compravendita
     provides, inter alia, that at the                      prevede fra l'altro che,
     time of the execution, RAI and the                     contestualmente alla sua
     PARTNER and Crown Castle are to                        sottoscrizione, la RAI, il PARTNER
     enter into this Shareholders'                          e Crown Castle stipulino i presenti
     Agreement regarding their                              Patti Parasociali volti a regolare
     relationships, including those of                      i loro rapporti, compresi i
     RAI and the PARTNER (the                               rapporti tra la RAI ed il PARTNER
     "Shareholders") as shareholders of                     (di seguito definiti i "Soci"),
     the Company;                                           quali soci della Societa;

d)   on 5 June 2000 the Company entered                d)   che la Societa ha stipulato con la
     into a supply contract and on the                      RAI in data 5 giugno 2000 un
     date hereof such contract was                          contratto di fornitura, modificato
     amended (as amended from time to                       in data odierna (come eventualmente
     time in compliance with the terms                      ulteriormente di volta in volta
     and conditions of this Shareholders                    modificato in conformita alle
     Agreement, hereinafter referred to                     disposizioni dei presenti Patti
     as the "Supply Contract") with RAI,                    Parasociali, di seguito il "
     which will remain in force and have                    Contratto di Fornitura"), valido ed
     effect up to 31 December 2014,                         efficace sino al 31 dicembre 2014,
     under which the Company undertook                      ai sensi del quale la Societa si e
     to supply RAI with services                            impegnata a fornire alla RAI i
     relating to the installation,                          servizi relativi all'installazione,
     maintenance and operating of                           alla manutenzione e alla gestione
     telecommunications networks as well                    di reti di telecomunicazioni nonche
     as networks for the transmission,                      i servizi di trasmissione, di
     distribution and broadcasting of                       distribuzione e di diffusione di
     data and radio and television                          segnali e programmi radiofonici e
     programmes, assuring the research                      televisivi, assicurando la ricerca
     and development of new means of                        e lo sviluppo di nuovi mezzi di
     production, transmission and                           produzione, trasmissione e
     broadcasting (particularly with                        diffusione (avuto particolare
     regard to the development of                           riguardo all'evoluzione delle
     digital technologies);                                 tecnologie digitali);

e)   the Company therefore undertook,                  e)   che pertanto la Societa si e
     also pursuant to the Supply                            impegnata, anche ai sensi del
     Contract, to guarantee the general                     Contratto di Fornitura, a garantire
     compliance by RAI with the                             il generale rispetto da parte della
     corresponding obligations                              RAI dei corrispondenti obblighi
     undertaken by RAI towards the                          assunti dalla stessa RAI nei
     Ministry of Communications (the                        confronti del Ministero delle
     former Ministry of Post and                            Comunicazioni (gia Ministero delle
     Telecommunications) in accordance                      Poste e delle Telecomunicazioni) ai
     with an agreement dated 15 March                       sensi della convenzione del 15
     1994 (approved by means of a                           marzo 1994 (approvata con DPR del
     Presidential Decree dated 28 March                     28 marzo 1994), con la quale e
     1994), under which RAI was granted                     stata affidata alla RAI la
     the governmental exclusive right to                    concessione in esclusiva del
     provide the service of the circular                    servizio pubblico di diffusione
     broadcasting of radio and                              circolare di programmi radiofonici
     television programmes, and of the                      e televisivi, e dei relativi
     related service contracts and                          contratti di servizio e accordi
                                                            attuativi e integrativi della
                                                            medesima (di seguito la
                                                            "Convenzione");

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

     agreements implementing and
     supplementing it (the
     "Convenzione");

f)   the full and complete fulfilment by               f)   che il pieno e integrale
     Company of the obligations                             adempimento da parte della Societa
     undertaken by it under the Supply                      agli obblighi da questa assunti ai
     Contract constitutes an essential                      sensi del Contratto di Fornitura
     and indispensable requisite of the                     costituisce presupposto essenziale
     activities of the Company, which                       e imprescindibile dell'attivita
     has undertaken to ensure that the                      della Societa, la quale si e
     services provided for in the Supply                    impegnata ad assicurare che i
     Contract will be supplied in                           servizi previsti nel Contratto di
     compliance with the service,                           Fornitura vengano forniti in
     coverage and continuity levels                         conformita con i livelli di
     provided for in the Convenzione;                       servizio, copertura e continuita
                                                            previsti nella Convenzione;
g)   the Parties, according to the
     foregoing, have agreed to govern                  g)   che le Parti, in conformita a
     their reciprocal relationships and                     quanto precede, hanno convenuto di
     RAI and the PARTNER have agreed to                     regolare i loro reciproci rapporti
     exercise their respective                              e la RAI ed il PARTNER hanno
     prerogatives as Shareholders of the                    concordato l'esercizio delle
     Company, on the following terms and                    rispettive prerogative di Soci
     conditions.                                            della Societa, nei termini ed alle
                                                            condizioni che seguono.


NOW, THEREFORE, based on the foregoing,                Tanto premesso, sulla base di quanto
which forms an integral and material                   precede, che ha valore integrante ed
part of the covenants set forth herein                 essenziale rispetto alle pattuizioni di
below, the parties hereby agree as                     cui in appresso, le Parti convengono
follows:                                               quanto segue.

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
                Article 1                                            Articolo Uno

           GENERAL PRINCIPLES                                      PRINCIPI GENERALI

The Shareholders hereby agree that:                    I Soci convengono che:
(A)  The activities carried on by the                  (A)  L'attivita della Societa sara
     Company shall always be in                             sempre conformata al rispetto della
     compliance with the regulations                        normativa ad essa applicabile, alle
     applicable to it, the provisions of                    disposizioni del suo statuto nonche
     its By-laws as well as the                             ai principi enunciati nelle
     principles set forth in the                            disposizioni che seguono del
     following provisions of this                           presente articolo 1. Lo statuto
     Article 1. The By-laws of the                          della Societa (lo " Statuto") e
     Company (the "By-laws ") are                           allegato ai presenti Patti
     attached hereto as Schedule "1".                       Parasociali sub "1".

(B)  By means of the purchase and sale                 (B)  Attraverso la compravendita delle
     of the shares of the Company                           azioni della Societa regolata ai
     carried out under the Share                            sensi del Contratto di
     Purchase Agreement, the                                Compravendita, i Soci intendono
     shareholders intend to create a                        realizzare un'alleanza strategica
     medium-long term strategic                             di medio-lungo periodo. Il ruolo
     alliance. The role of the PARTNER                      del PARTNER nella Societa sara
     within the Company shall be                            rivolto allo sviluppo, attraverso
     targeted to the development,                           l'utilizzo del know-how e delle
     through the use of the know-how and                    competenze manageriali di cui il
     managerial skills in the possession                    PARTNER e Crown Castle sono in
     of the PARTNER and Crown Castle of                     possesso, di nuovi settori di
     new lines of business in order to                      attivita al fine di valorizzare gli
     enhance the assets currently owned                     assets di cui e attualmente
     by the Company. To such end,                           proprietaria la Societa. A tal
     without prejudice to the                               fine, ferma restando la necessita
     requirement that the Company                           che la Societa continui a fornire i
     continue to supply the services                        servizi da essa attualmente svolti
     rendered currently under the Supply                    ai sensi del Contratto di
     Contract, this Shareholders'                           Fornitura, con i presenti Patti
     Agreement intends to permit the                        Parasociali si intende consentire
     involvement of the PARTNER in the                      il coinvolgimento del PARTNER nella
     management of the Company, without                     gestione della Societa, fermo
     prejudice to the fact that the                         restando che l'effettivo controllo
     actual control of the general                          della gestione complessiva della
     management of the Company shall be                     Societa restera di competenza della
     retained by RAI, as absolute                           RAI, quale socio di maggioranza
     majority shareholder, in compliance                    assoluta, in conformita alle
     with the provisions of law and                         prescrizioni di legge e
     regulations applicable to the                          regolamentari applicabili alla
     Company as well as the                                 Societa nonche all`autorizzazione
     Authorisation issued by the                            rilasciata dal Ministero delle
     Ministry of Communications on 11                       Comunicazioni in data 11 novembre
     November, 1999.                                        1999.

(C)  In any event, the management of the               (C)  In ogni caso, la gestione della
     Company and therefore the                              Societa e quindi l'attivita di
     activities of all its corporate                        tutti i suoi organi sara sempre
     bodies shall always be                                 informata al pieno rispetto e
     characterised by the full                              adempimento del Contratto di
     compliance with and fulfilment of                      Fornitura e di ogni successivo
     the Supply Contract, and of any and                    eventuale rinnovo del medesimo, per
     all subsequent renewals thereof in                     consentire alla RAI di adempiere
     order to permit RAI to fully fulfil                    pienamente ai propri obblighi
     its obligations deriving from the                      derivanti dalla Convenzione, e di
     Convenzione, and the full                              continuare a rispettare i requisiti
     maintenance of the requisites                          dettati dalla legge e dai
     provided for under the laws and                        regolamenti cui l'attivita della
     regulations governing the                              Societa deve informarsi. I Soci
     activities of the Company. The                         riconoscono altresi il valore
     shareholders also recognise the                        strategico per il Gruppo RAI nel
     strategic value,                                       suo complesso

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
     as far as the RAI Group as a whole                     delle infrastrutture e dei beni di
     is concerned, of the                                   proprieta della Societa e dei
     infrastructures and assets owned by                    servizi che la stessa fornisce o
     the Company and of the services                        potra fornire ad altre societa del
     supplied by it or which it may                         Gruppo RAI.
     supply to other companies belonging
     to the RAI Group.

(D)  The directors and the management of               (D)  I consiglieri ed il management
     the Company shall base their                           della Societa informeranno la
     managerial activities on all of the                    propria attivita gestionale
     principles confirmed in this                           all'insieme dei principi sanciti
     Article 1 and, in this                                 nel presente articolo 1 e, piu in
     Shareholders' Agreement in general,                    generale, nei presenti Patti
     as well as principles of                               Parasociali nonche a principi di
     independence. Without prejudice to                     indipendenza. Fermo restando quanto
     the foregoing, under no                                precede, in nessun caso un
     circumstances shall a director of                      consigliere della Societa sara
     the Company be deemed to have a                        ritenuto in conflitto di interesse
     conflict of interests simply                           per il solo fatto di intrattenere
     because he is engaged in an                            un rapporto di lavoro con una delle
     employment relationship with one of                    parti. I Soci dichiarano sin da ora
     the parties. The shareholders                          di voler valorizzare le risorse
     hereby declare as from now that                        manageriali della Societa e si
     they wish to enhance the managerial                    riservano di valutare e adottare
     resources of the Company, and                          strumenti di incentivazione del top
     reserve the right to evaluate and                      management.
     provide incentives for top
     management.

(E)  To the extent allowed by applicable               (E)  Nei limiti di quanto consentito
     law, the Company shall periodically                    dalle disposizioni di legge
     distribute to the shareholders,                        applicabili, la Societa distribuira
     with relation to every fiscal year                     periodicamente agli azionisti, in
     and pursuant to what is established                    relazione ai diversi esercizi e
     by the Ordinary Shareholders'                          secondo quanto sara disposto
     Meeting by resolutions from time to                    dall'assemblea ordinaria con
     time adopted in accordance with                        delibere di volta in volta adottate
     Article 5, paragraph (C), all of                       in conformita all'articolo 5,
     the available profits of the                           paragrafo (C), tutti gli utili
     Company, except for the funds                          disponibili della Societa, fatti
     reserved by the Ordinary                               salvi i fondi accantonati
     Shareholders' Meeting in accordance                    dall'assemblea ordinaria ai sensi
     with the following sentence. The                       di quanto segue. L'assemblea
     Ordinary Shareholders' Meeting                         ordinaria accantonera i fondi che
     shall reserve the funds that it                        riterra adeguati in relazione al
     deems adequate with respect to                         capitale circolante, a future
     working capital, future capital                        operazioni sul capitale o a
     expenditures and contingent or                         passivita potenziali o future
     future liabilities of the Company,                     nonche tutti i fondi che il budget
     including funds to be reserved by                      prevede siano accantonati oltre
     force of law, as well as all the                       alle riserve richieste dalla legge.
     funds that are to be reserved
     pursuant to a budget provision.

(F)  The annual financial statements of                (F)  I bilanci annuali della societa
     the Company shall be audited by the                    saranno soggetti a revisione da
     Company's independent auditors,                        parte dei revisori esterni della
     which to the extent possible shall                     Societa, che saranno, ove
     be the independent auditors used by                    possibile, i revisori esterni cui e
     RAI.                                                   affidata la revisione dei bilanci
                                                            della RAI.

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

                Article 2                                        Articolo Due

  COMPOSITION OF THE BOARD OF DIRECTORS                     COMPOSIZIONE DEL CONSIGLIO DI

                                                               AMMINISTRAZIONE

The Shareholders hereby further agree                  I Soci convengono inoltre che:
that:
(A)  Throughout the duration of this                   (A)  Per tutta la durata dei presenti
     Shareholders' Agreement the Company               Patti Parasociali, la Societa sara
     shall be managed by a Board of                    amministrata da un Consiglio di
     Directors composed of eight                       Amministrazione composto di otto membri,
     members, five of whom shall be                    cinque dei quali saranno nominati dalla
     designated by RAI while the                       RAI mentre i restanti tre saranno
     remaining three shall be designated               nominati dal PARTNER. Tutti i
     by the PARTNER. All the directors                 consiglieri resteranno in carica per un
     shall remain in office for a period               periodo di tre anni e saranno
     of three years and shall be                       rieleggibili. Il Presidente del
     eligible for re-election. The                     Consiglio di Amministrazione sara
     Chairman of the Board of Directors                nominato, previa consultazione con la
     shall be appointed, upon prior                    RAI, fra i consiglieri designati dal
     consultation with RAI, from among                 PARTNER e l'Amministratore Delegato sara
     the directors designated by the                   nominato, previa consultazione con il
     PARTNER, and the Managing Director                PARTNER, fra i consiglieri designati
     shall be appointed, upon prior                    dalla RAI.
     consultation with the PARTNER, from
     among the directors designated by
     RAI.

(B)  For the first three years                         (B)  Per i primi tre anni a decorrere
     commencing from the date of                       dalla data di sottoscrizione dei
     execution of this Shareholders'                   presenti Patti Parasociali il Consiglio
     Agreement the Board of Directors                  di Amministrazione sara composto come
     shall be composed as follows:                     seguito indicato:
     (1)George E. Reese...Chairman
     (2)Stefano Ciccotti...Managing Director              (1) George E. Reese Presidente;
     (3)Filippo Bertolino......Director                   (2) Stefano Ciccotti.....Amministratore
     (4)Marco Brancadoro......Director                                  Delegato;
     (5)Rubens Esposito.......Director                    (3) Filippo Bertolino.....Consigliere;
     (6)Pierluigi Malesani.......Director                 (4) Marco Brancadoro......Consigliere;
     (7) Ted B. Miller, Jr. ..Director                    (5) Rubens Esposito......Consigliere;
     (8) Charles C. Green III...Director                  (6) Pierluigi Malesani......Consigliere;
                                                          (7) Ted B. Miller, Jr.Consigliere;
     The members of the Board of Directors                (8) Charles C. Green IIIConsigliere.
     identified in points (1), (7) and
     (8) above have been designated by                    I membri del Consiglio di
     the PARTNER, while the remaining                  Amministrazione identificati ai punti
     members of the Board of Directors                 (1), (7) e (8) che precedono sono stati
     have been designated by RAI.                      designati dal PARTNER mentre i restanti
                                                       membri del Consiglio di Amministrazione
                                                       sono stati designati dalla RAI.


(C)  Each of RAI and the PARTNER shall                 (C)  Sia la RAI sia il PARTNER avranno
     be entitled to remove at any time,                la facolta di rimuovere in ogni momento,
     at its own discretion, the members                a propria discrezione, i componenti del
     of the Board of Directors                         Consiglio di Amministrazione da essi
     designated by it and shall also be                designati ed avranno altresi diritto di
     entitled to designate their                       designare i sostituti, restando inteso
     replacements, it being understood                 che la parte che esercitasse tale
     and agreed that                                   diritto sara tenuta a manlevare e

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
     the party which exercises such                    tenere indenne la Societa e l'altra
     right to remove shall be bound to                 parte da ogni e qualsiasi pretesa
     indemnify and hold the Company and                avanzata dal consigliere che sia stato
     the other party harmless from and                 revocato in relazione alla revoca
     against any and all claims                        stessa. Nonostante quanto previsto nello
     submitted by the removed director                 Statuto, ciascun Socio concorda di
     in connection with the said                       votare in ogni assemblea della Societa
     removal. Notwithstanding the                      in conformita alle indicazioni
     provisions of the bylaws, each                    dall'altro Socio in merito alla revoca
     Shareholder agrees to vote at any                 degli amministratori designati da tale
     shareholders' meeting as indicated                Socio.
     by the other Shareholder for the
     removal of such other Shareholder's
     directors.

(D)  RAI and the PARTNER hereby                        (D)  La RAI e il PARTNER si impegnano ad
     undertake to exercise the                         esercitare i diritti di voto loro
     shareholder voting rights                         spettanti nell'ambito dell'assemblea
     respectively attributed to them in                ordinaria della Societa in modo da
     the Ordinary Shareholders' Meeting                garantire che la nomina dell'organo
     of the Company so as to guarantee                 amministrativo e la rimozione e la
     that the appointment of the Board                 sostituzione dei loro membri sia
     of Directors and the removal and                  effettuata in conformita a quanto
     replacement of their members shall                previsto dal presente articolo 2.
     be in accordance with the
     provisions of this Article 2.

(E)  Any conduct or action by the                      (E)  Comportamenti o iniziative assunti
     members of the Board of Directors                 dai consiglieri di amministrazione in
     in violation of the principles                    violazione dei principi stabiliti nei
     established in this Shareholders'                 presenti Patti Parasociali si riterranno
     Agreement shall be deemed as                      costituire, a tutti gli effetti tra le
     constituting, in all respects and                 parti, comportamenti od iniziative del
     for all purposes, conduct or action               socio che ha designato il o i
     of the shareholder which designated               consiglieri in questione.
     the director(s) in question.

(F)  The members of the Board of                       (F)  Ai componenti del Consiglio di
     Directors shall be entitled to a                  Amministrazione spettera un compenso
     fee. The amount of such fee shall                 nella misura che sara determinata anno
     be determined from year to year by                per anno dall'assemblea ordinaria dei
     the Ordinary Shareholders' Meeting                soci ai sensi dell'articolo 5, paragrafo
     pursuant to Article 5, paragraph                  (C) che segue.
     (C) below.

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
                Article 3                                            Articolo tre

        MANAGEMENT OF THE COMPANY                               GESTIONE DELLA SOCIETA

The Shareholders hereby further agree                  I Soci inoltre convengono quanto segue:
that:
(A)  Throughout the entire duration of                 (A)  Per l'intera durata dei presenti
     this Shareholders' Agreement the                  Patti Parasociali la gestione della
     management of the Company shall be                Societa sara svolta in conformita al
     carried out in accordance with a                  business plan triennale, che includera
     three year business plan, which                   un budget relativo a ciascun esercizio
     will include a budget relating to                 annuale, approvato dal Consiglio di
     each financial year in such plan,                 Amministrazione. Il business plan per il
     approved by the Board of Directors.               periodo che avra termine il 31 dicembre
     The business plan for the period                  2004 e il budget per il medesimo periodo
     through 31 December, 2004 and the                 (di seguito il "Business Plan") e stato
     budget for the years therein (the                 concordato fra le parti ed e allegato ai
     "Business Plan") have been agreed                 presenti Patti Parasociali sub "2". I
     by the parties and is attached to                 futuri business plan e budget annuali
     this Shareholders' Agreement as                   saranno redatti in conformita ai modelli
     Schedule "2" . Future business                    utilizzati per la redazione del Business
     plans and annual budgets shall be                 Plan. Ogni business plan e budget sara
     drawn up in compliance with the                   redatto considerando i seguenti
     models used for the drawing up of                 obiettivi: (i) massimizzazione del
     the Business Plan. Each business                  valore dell'investimento effettuato
     plan and budget shall be prepared                 dagli azionisti; (ii) ottimizzazione
     with the following objectives as                  della struttura del capitale della
     its basis: (i) the maximisation of                Societa e (iii) applicazione della
     the investment made by the                        politica di distribuzione dei dividendi
     shareholders; (ii) the optimisation               indicata nell'articolo 1, paragrafo (E)
     of the capital structure of the                   che precede. Le decisioni relative
     Company and (iii) the compliance                  all'adozione dei business plan e dei
     with the dividend policy set forth                budget (fatta eccezione per il Business
     in Article 1, paragraph (E) above.                Plan) e le deliberazioni relative alle
     The decisions relating to the                     eventuali modifiche da apportare ai
     approval of the business plans and                business plan e ai budget (ivi incluso
     of the budgets (except for the                    il Business Plan), potranno essere
     Business Plan ) and the resolutions               adottate dal Consiglio di
     relating to any amendment to be                   Amministrazione unicamente con le
     made to business plans and budgets                maggioranze di cui all'articolo 3,
     (including the Business Plan) shall               paragrafo (C) che segue.
     be taken by the Board of Directors
     exclusively with the majorities                   (B)  Il Consiglio di Amministrazione
     provided under Article 3, paragraph               sara dotato di tutti i poteri di
     (C) below.                                        ordinaria e straordinaria
                                                       amministrazione necessari per la
(B)  The Board of Directors shall be                   gestione della Societa, salvo diversa
     vested with full powers of ordinary               previsione dei presenti Patti
     and extraordinary administration                  Parasociali ed eccezion fatta per le
     necessary for the management of the               materie che la legge o lo Statuto della
     Company, except if otherwise                      Societa riserva all'assemblea dei soci.
     provided by this Shareholders'                    Le Parti faranno in modo che il
     Agreement and except for the                      Consiglio di Amministrazione della
     matters that are reserved to the                  Societa si riunisca almeno una volta
     Shareholders' Meeting by law or the               ogni due mesi, al fine di seguire con
     By-laws. The Parties shall ensure                 costanza e puntualita l'andamento della
     that the Board of Directors shall                 Societa e di assumere le decisioni ad
     meet at least once every two                      esso riservate. Inoltre, il Consiglio di
     months, in order to constantly and                Amministrazione potra riunirsi su
     punctually monitor the performance                richiesta di uno dei consiglieri, che
     of the Company and to take the                    provvedera ad inviare tale richiesta
     decisions reserved to it. In                      agli altri consiglieri
     addition, the Board of Directors
     shall meet upon request of one of
     the

     directors, who shall send such                    corredata del relativo ordine del
     request to the other directors                    giorno. In aggiunta, entro il 31 ottobre
     together with the relevant agenda.                di ciascun anno il Consiglio di
     In addition, by 31 October of each                Amministrazione si riunira per discutere
     year the Board of Directors shall                 ed approvare le linee strategiche
     meet to discuss and approve the                   dell'attivita della Societa, approvare o
     strategic lines of the activities                 modificare il business plan triennale e
     of the Company, to approve or amend               approvare il budget per i successivi tre
     the three year business plan and                  esercizi. Il Consiglio di
     approve the budgets for the                       Amministrazione si riterra validamente
     following three financial years.                  costituito con la presenza di almeno
     Meetings of the Board of Directors                quattro consiglieri e, fermo restando
     shall be deemed validly convened                  quanto pattuito al paragrafo (C) che
     when at least four directors are                  segue, deliberera a maggioranza dei
     present and, without prejudice to                 consiglieri presenti. A ciascun
     the provisions of the following                   consigliere, inclusi il Presidente e
     paragraph (C), the favourable vote                l'Amministratore Delegato, spettera il
     of the majority of those present                  diritto di esprimere un voto. I membri
     shall be required for its                         del Consiglio di Amministrazione
     resolutions. Each director,                       riceveranno un avviso di convocazione
     including the Chairman and the                    scritto almeno dieci giorni prima di
     Managing Director, shall have one                 ogni riunione; tale avviso sara inviato
     vote. Members of the Board of                     in copia anche a ciascun azionista della
     Directors shall receive not less                  Societa. I membri del Consiglio di
     than ten days' written notice of                  Amministrazione potranno rinunciare, con
     any meeting; such notice shall be                 voto unanime, alle predette modalita di
     copied also to each shareholder of                convocazione. L'avviso di convocazione
     the Company. Members of the Board                 conterra l'indicazione dell'ordine del
     of Directors shall be also                        giorno. Nel corso delle riunioni del
     entitled, by unanimous vote, to                   Consiglio di Amministrazione potranno
     waive the above-mentioned notice                  essere discusse ed approvate solo le
     requirements for meetings. Each                   delibere relative agli argomenti
     notice of meeting shall specify the               riportati nell'ordine del giorno, a meno
     agenda. During the meetings, the                  che almeno due consiglieri di nomina del
     Board of Directors shall                          PARTNER (sia che siano presenti sia che
     exclusively discuss and consider                  siano assenti) accettino per iscritto di
     resolutions with respect to the                   consentire la discussione di materie
     matters contained in the agenda,                  diverse da quelle riportate nell'ordine
     unless at least two of the                        del giorno. Le riunioni del Consiglio di
     directors appointed by the PARTNER                Amministrazione potranno essere tenute
     (whether or not present at such                   in teleconferenza o videoconferenza. Le
     meeting) give their written consent               riunioni del Consiglio saranno tenute
     to discuss and consider resolutions               sia in italiano sia in inglese, a meno
     with respect to matters that are                  che tutti i consiglieri presenti
     not contained in the agenda.                      decidano diversamente. I verbali delle
     Meetings of the Board of Directors                riunioni saranno redatti in italiano,
     may also be held by teleconference                fatto salvo il diritto degli
     or videoconference. Meetings of the               amministratori di richiederne una copia
     Board of Directors shall be                       tradotta in lingua inglese.
     conducted in Italian and English,
     unless all directors present agree
     otherwise. The minutes of the
     meetings shall be written in
     Italian, provided that a copy
     translated into English shall be
     provided to any director who
     requests one.

(C)  Without prejudice to the provisions               (C)  Fermo restando quanto pattuito al
     of the following paragraph (D), the               paragrafo (D) che segue, le seguenti
     following actions may not be taken                iniziative non potranno essere assunte
     by the Company without the prior                  dalla Societa senza la previa
     approval by                                       approvazione delle

the relevant resolutions of the Board of               relative delibere da parte del Consiglio
Directors taken with the favourable                    di Amministrazione che deliberera con il
votes of at least two directors                        voto favorevole di almeno due
appointed by the PARTNER:                              consiglieri di designazione del PARTNER:

(i)    Approving or amending any                       (i)    approvazione e modifica di
       business plan or budget                         qualsiasi business plan o budget (ivi
       (including amending the Business                incluse modifiche al Business Plan);
       Plan);

(ii)   Purchasing stakes in companies,                 (ii) acquisto di partecipazioni in
       associations or other associative               societa, associazioni o altre entita
       entities; purchasing or selling                 associative; acquisto o vendita di rami
       of going concerns, businesses, or               d'azienda, aziende, divisioni aziendali
       business divisions; or purchasing               o acquisto/vendita di beni il cui valore
       or selling goods, the value of                  superi l'importo di Lire 10 (dieci)
       which exceeds the amount of ITL                 miliardi, per singola operazione, ovvero
       10 (ten) billion per each single                l'importo di Lire 50 (cinquanta)
       transaction or ITL 50 (fifty)                   miliardi, considerando complessivamente
       billion for the total value of                  le operazioni nel corso di ogni anno;
       the transactions carried out in
       any one year;
                                                       (iii) sottoscrizione di contratti di
(iii)  Executing financing agreements                  finanziamento per importi che superino
       for amounts exceeding ITL ten                   Lire 10 (dieci) miliardi per singola
       (10) billion per each single                    operazione ovvero Lire 50 (cinquanta)
       transaction or ITL 50 (fifty)                   miliardi per il totale delle operazioni
       billion for the total value of                  in ogni anno, indipendentemente dal
       all the transactions carried out                fatto che siano collegati o meno
       in any one year, whether or not                 all'emissione di titoli di debito,
       connected to the issue of notes,                obbligazioni, cambiali o altri documenti
       bonds, debentures or similar                    della medesima natura;
       instruments;

(iv)   Modifying, suspending, revoking                 (iv) modifica, sospensione, revoca o
       or terminating any permit,                      cessazione di ogni permesso, licenza,
       license, authorization, or other                autorizzazione, o altra forma di
       consent Material to the Company;                consenso che sia Rilevante per la
                                                       Societa;

(v)    (a) notwithstanding the other                   (v)(a) fatto salvo quanto diversamente
       subsections of this paragraph                   previsto negli altri punti del presente
       (C): (1) entering into any                      paragrafo (C): (1) la stipula di ogni
       covenant, agreement or                          accordo, contratto o transazione di ogni
       transaction of any kind with RAI                tipo con la RAI o con altri soggetti del
       or other members of the RAI Group               Gruppo RAI di valore superiore a Lire 10
       having a value exceeding ten (10)               (dieci) miliardi, per singola
       billion per each single                         operazione, o di valore complessivo
       transaction or ITL fifty (50)                   superiore a Lire cinquanta (50)
       billion for the total value of                  miliardi, per il totale delle operazioni
       the transactions carried out in                 eseguite nel corso di ogni anno, o (2)
       any one year or (2) entering into               la stipula di qualsiasi modifica,
       any amendment, renewal, extension               rinnovo, integrazione o sostituzione
       or replacement (including with                  (anche laddove riguardino rapporti con
       persons other than RAI or members               soggetti diversi da RAI o da altri
       of the RAI Group) of the Services               soggetti facenti parte del gruppo RAI)
       Agreements (as defined in the                   dei Contratti di Servizio (cosi come
                                                       definiti nel Contratto di
                                                       Compravendita), (b) il cambiamento dei
                                                       metodi contabili della Societa rispetto
                                                       a quelli in vigore alla data dei

       Share Purchase Agreement), (b)                  presenti Patti Parasociali, o (c)
       changing any of the Company's                   l'assunzione o la revoca di qualsiasi
       methods of accounting in effect                 decisione Rilevante per la Societa,
       on the date of this Shareholders'               relativa ad imposte e tributi;
       Agreement or (c) making or
       rescinding any election relating
       to taxes that would be Material
       to the Company;

(vi)   initiating, or waiving or                       (vi) intraprendere o rinunciare o
       settling any claims, rights,                    transigere qualsiasi pretesa, diritto,
       legal proceedings (including                    azione legale (inclusi arbitrati) o, in
       arbitrations) or, in general                    generale, controversia avente un valore
       terms, disputes having a value                  per la Societa superiore a Lire 10
       for the Company in excess of ITL                (dieci) miliardi o Lire cinquanta (50)
       ten (10) billion or ITL fifty                   miliardi per ciascun anno;
       (50) billion in any one year;

(vii)  (a) revising the employment                     (vii) (a) modifica dei rapporti di
       relationships, powers or the                    lavoro, delle deleghe, delle
       compensation or reducing the                    retribuzioni o delle responsabilita
       managerial responsibilities with                manageriali relative ai dirigenti della
       relation to the executive                       Societa (ivi compresi l'Amministratore
       officers of the Company                         Delegato e il Direttore della Funzione
       (including the Managing Director                Sviluppo di Business) o (b) stipula o
       and the Business Development                    modifica di qualsiasi (1) contratto di
       Officer), or (b) entering into or               lavoro o accordo relativo alla
       amending any (1) employment or                  risoluzione del rapporto di lavoro
       severance agreement with any                    relativo ai dirigenti della Societa, o
       executive officer of the Company                (2) piano retributivo o di benefit con
       or (2) compensation or benefit                  dirigenti della Societa, fermo restando
       plan with any executive officer                 che il presente paragrafo (vii) non avra
       of the Company, provided that                   effetti nei confronti dei rapporti tra
       this subsection (vii) shall not                 la Societa ed i sindacati cui i
       have effect with respect to the                 dipendenti della Societa aderiscano;
       Company's relationship with the
       labor unions to which its
       employees belong;

(viii) requesting the shareholders to                  (viii) richiesta ai soci di concessione
       grant financial contributions to                di finanziamenti in favore della
       the Company;                                    Societa;

(ix)   entering into agreements                        (ix) conclusione di contratti aventi ad
       providing for strategic alliances               oggetto alleanze strategiche con terzi,
       such as joint-venture agreements,               quali accordi di joint- venture o
       or similar agreements;                          simili;

(x)    incorporating controlled or                     (x) costituzione di societa controllate
       subsidiary companies pursuant to                o collegate ai sensi dell'articolo 2359
       Article 2359 of the Italian Civil               cod. civ., istituzione di sedi
       Code, establishing branch offices               secondarie e uffici di rappresentanza
       and representation offices of the               della Societa, modifiche nella
       Company, modifying the                          partecipazione al capitale di societa
       participation to the capital of                 controllate o collegate (salvo per
       any subsidiary or controlled                    modifiche dovute alla vendita,
       companies (except for                           trasferimento o altre disposizioni di
       modification deriving from the                  azioni o altre partecipazioni detenute
       sale, transfer or other                         dalla Societa, in relazione alle quali e
                                                       competente, in via esclusiva,
                                                       l'assemblea della Societa ai sensi
                                                       dell'articolo 5, paragrafo (C)(a),
                                                       nonche

       disposition of shares or other                  esercizio del diritto di voto in
       equity interest that should be                  relazione a qualsiasi societa
       held by the Company, in relation                controllata dalla Societa;
       of which the Shareholders'
       meeting is exclusively competent
       pursuant to Article 5, paragraph
       (C), clause (a)), and exercising
       the right to vote with relation
       to any company controlled by the                (xi) costituzione di ipoteche, pegni,
       Company;                                        garanzie, oneri, vincoli o gravami di
                                                       ogni tipo, fatta salva la costituzione
(xi)   creating any mortgage, pledge,                  di tali vincoli e gravami per effetto di
       security, interest, encumbrance,                disposizioni di legge, su beni di
       lien or charge of any kind,                     proprieta della Societa di valore
       except for charges and                          superiore a Lire 10 (dieci) miliardi, o
       encumbrances constituted by force               Lire 50 (cinquanta) miliardi per ciascun
       of law, over assets owned by the                anno;
       Company having a value exceeding
       ITL ten (10) billion or ITL fifty
       (50) billion in any one year;                   (xii) concessione di prestiti per
                                                       importi che siano superiori
(xii)  advancing any loans that exceed                 individualmente a Lire 10 (dieci)
       individually ITL ten (10) billion               miliardi o, complessivamente, a Lire 25
       or, in the aggregate, ITL                       (venticinque) miliardi per anno;
       twenty-five (25) billion in any                 (xiii) proposta di ammissione a quotazione
       one year;                                       delle azioni della Societa (fermo
                                                       restando quanto previsto all'articolo
(xiii) proposing the admission for                     (7), paragrafo (G) che segue;
       listing of the Company's shares
       (without prejudice to what is
       provided under Article 7,                       (xiv) sottoscrizione di accordi di
       paragraph (G) below);                           consulenza, o simili accordi, di durata
                                                       superiore a 12 (dodici) mesi o relativi
(xiv)  executing any consulting or                     a pagamenti da parte della Societa o
       similar agreements having a                     delle societa facenti parte del medesimo
       duration in excess of twelve (12)               gruppo per importi superiori a Lire 500
       months or involving payments by                 (cinquecento) milioni, o
       the Company or companies
       belonging to the same group, in
       excess of ITL five- hundred (500)               (xv) la stipula, la cessazione o la
       million; or                                     modifica sostanziale di qualsiasi
                                                       accordo, contratto o intesa (a) che
(xv)   entering into, terminating or                   comporti un impegno globale superiore a
       materially amending any other                   Lire 10 (dieci ) miliardi o Lire 50 (
       arrangement, agreement or                       cinquanta) miliardi in relazione al
       contract (a) involving a total                  complesso di tutti gli impegni, accordi,
       commitment exceeding ITL ten (10)               contratti od intese stipulati, cessati o
       billion or ITL fifty (50) billion               modificati in modo sostanziale riferiti
       for the total commitments of all                a ciascun anno o (b) che limiti in
       arrangements, agreements or                     maniera significativa la Societa nella
       contracts so entered into,                      gestione del Tower Business (cosi come
       terminated or materially amended                definito nell'articolo 6, paragrafo (B)
       in any one year or (b) that                     che segue). Ai fini dei presenti Patti
       materially restrict the Company                 Parasociali, il termine "Rilevante" ha
       from conducting the Tower                       il significato di rilevante in relazione
       Business (as defined in Article                 al complesso della condizione
       6, paragraph (B) below.                         (finanziaria o di altra natura), dei
                                                       risultati operativi, dell'attivita o
                                                       delle prospettive (cosi come indicate
                                                       nel business plan allora esistente)
                                                       della Societa, alla data in cui la
                                                       relativa

       For the purposes of this                        delibera debba essere assunta dal
       Shareholders' Agreement, the term               Consiglio di Amministrazione.
       " Material" shall mean material
       in relation to the overall
       condition (financial or
       otherwise), results of operations
       or business or the prospects (as
       indicated in the then existing
       business plan) of the Company on
       the date that the resolution in
       question is to be voted upon by
       the Board of Directors.


(D) It is, however, understood and                     (D) Resta tuttavia inteso tra i Soci
agreed by the shareholders that: (a) the               che: (a) l'assunzione di delibere nelle
resolutions relating to matters referred               materie di cui al paragrafo (C) che
to under paragraph (C) above - except                  precede - fatta eccezione per quanto
for what is provided under paragraph                   previsto al paragrafo (C), punto (i) che
(C), (i) above - shall not directly                    precede - non potra contravvenire
contravene or be considered as a                       direttamente ne costituira revisione o
revision or an amendment of the business               modifica del business plan e/o del
plan and/or the budget; and (b) the                    budget; e (b) la maggioranza qualificata
qualified majority referred to in the                  indicata nel precedente paragrafo (C)
preceding paragraph (C) shall not apply                non trovera applicazione in relazione:
with regard to:
(i) Activities, fulfilment of                               (i) ad attivita, adempimenti ed
obligations and investments required                   investimenti richiesti ai sensi del
under the Supply Contract, and any and                 Contratto di Fornitura, agli eventuali
all renewals of the said Supply Contract               rinnovi dello stesso Contratto di
and to amendments (amendments including,               Fornitura e alle modifiche (le modifiche
without limitation, for this purpose,                  includono a questi fini eventuali nuovi
the addition of new services, such as                  servizi, quali la Televisione Digitale
Digital Terrestrial Television) that may               Terrestre) che potranno essere apportate
be made thereto (provided that such                    al medesimo (purche tali rinnovi e
renewals and amendments are not                        modifiche non siano pregiudizievoli per
prejudicial to the Company), that are                  la Societa), che siano necessarie perche
necessary for the fulfilment by RAI of                 la RAI adempia alle proprie obbligazioni
its obligations under the Convenzione; or              ai sensi della Convenzione; nonche

(ii) The other operations described                    (ii) alle altre operazioni descritte nel
in the preceding paragraph (C) if such                 paragrafo (C) che precede qualora dette
operations have already been                           operazioni siano gia specificamente
specifically set out in the budget for                 contemplate nel budget dell'esercizio in
the financial year in question approved                questione approvato in conformita alle
in accordance with the provisions of                   disposizioni del paragrafo (C) che
paragraph (C) above.                                   precede.

(E) The Chairman of the Board of                       (E) Al Presidente del Consiglio di
Directors shall be vested with the                     Amministrazione spetteranno i poteri ad
powers granted to him under the By-laws.               esso riconosciuti dallo Statuto.

(F) Without prejudice to what is                       (F) Fatto salvo quanto previsto al
provided under paragraph (B) above and                 paragrafo (B), dell'articolo 6 che
Article 6 below, the Board of Directors                segue, il Consiglio di Amministrazione
shall grant the Managing Director all                  attribuira all'Amministratore Delegato
the powers of ordinary and extraordinary               tutti i poteri di ordinaria e
administration mentioned in Schedule "3"               straordinaria amministrazione indicati
to this Shareholders'                                  nell'Allegato " 3" ai presenti Patti
                                                       Parasociali.

Agreement. The Managing Director shall                 L'Amministratore Delegato sara tenuto ad
be required to report to the Board of                  informare il Consiglio di
Directors on a regular basis on the                    Amministrazione con frequenza regolare
performance of the projects under way                  sull'andamento dei progetti in corso e,
and, in general, on the course of the                  in generale, sullo svolgimento
Company's business.                                    dell'attivita della Societa.

(G) If disagreements arise during                      (G) Qualora sorgessero contrasti in sede
meetings of the Board of Directors with                di Consiglio di Amministrazione circa le
regard to the resolutions to be passed                 delibere da assumere sulle materie
on the matters referred to in the                      indicate al paragrafo (C), punto (i) che
preceding paragraph (C) (i) (without                   precede (fermo restando in ogni caso
prejudice, in all cases, to the                        quanto pattuito al paragrafo (D) che
provisions of the preceding paragraph                  precede), i Soci faranno in modo che il
(D)), the shareholders shall cause a                   Consiglio di Amministrazione sia
meeting of the Board of Directors to be                nuovamente convocato entro 30 (trenta)
called again within 30 (thirty) days of                giorni dalla data della prima seduta del
the date of the first meeting in order                 Consiglio di Amministrazione per poter
to be able to resolve, if necessary,                   deliberare, se del caso, sulle medesime
upon the same matters. If the                          materie. Qualora dovessero permanere i
disagreements continue also during the                 contrasti anche nel corso della seconda
course of the second meeting, the Board                seduta, il Consiglio di Amministrazione
of Directors shall pass resolutions on                 deliberera sulle predette materie
the aforesaid matters (approving,                      (approvando quindi il business plan o
therefore, the business plan or the                    sue modifiche e/o il budget annuale), in
amendments thereof and/or the annual                   merito agli aspetti che non siano
budget) on the items where no                          oggetto di contrasto. Entro i successivi
disagreement persists. Within the                      30 (trenta) giorni i legali
following 30 (thirty) days the legal                   rappresentanti di tutti i soci si
representatives of the two shareholders                incontreranno al fine di raggiungere un
shall meet in order to reach an                        accordo sulle specifiche questioni
agreement on the specific disputed                     oggetto di contrasto e, qualora fosse
matters and, if an agreement is reached                raggiunto un accordo, lo stesso sara
thereupon, it shall be taken as a basis                oggetto di una nuova delibera da
for resolution at a new meeting of the                 approvarsi in una nuova seduta del
Board of Directors so that the previous                Consiglio di Amministrazione in modo che
resolution adopted on the matter will be               la precedente delibera assunta in
amended and/or supplemented in line with               argomento sia modificata e/o integrata
the agreement reached. If, on the other                in coerenza con l'accordo intervenuto.
hand, no agreement is reached within 30                Qualora, viceversa, non fosse raggiunto
(thirty) days as from the date of the                  un accordo entro 30 (trenta) giorni
second meeting of the Board of                         dalla data della seconda seduta del
Directors, the specific disputed matters               Consiglio di Amministrazione, le sole
only shall be submitted for a decision                 specifiche questioni controverse saranno
to arbitrator (according Article 1349,                 sottoposte ad un arbitratore (ai sensi
first paragraph of the Italian Civil                   dell'articolo 1349, comma 1, del codice
Code) who shall finally decide the                     civile) che decidera la questione in via
matters within the 20 (twenty) business                definitiva entro i 20 (venti) giorni
days following his appointment. Such                   lavorativi successivi alla sua nomina.
arbitrator shall be chosen jointly by                  L'arbitratore sara nominato
RAI and the PARTNER. If no agreement has               congiuntamente dalla RAI e dal PARTNER.
been reached on the appointment of the                 Se le parti non raggiungono un accordo
arbitrator within 30 (thirty) days                     sulla nomina dell'arbitratore entro i
following the thirty day period of                     trenta (30) giorni successivi al sopra
disagreement provided for above, such                  citato periodo di (30) trenta giorni,
arbitrator shall be appointed by the                   tale arbitratore sara nominato dalla
International Chamber of Commerce in                   Camera di Commercio Internazionale di
Paris (the " ICC"). RAI and the PARTNER                Parigi (" ICC"). La RAI ed il PARTNER si
hereby undertake to ensure that the                    impegnano a far si che i consiglieri di
                                                       rispettiva designazione si conformino
                                                       agli eventuali

directors respectively designated by them comply        accordi raggiunti dai legali rappresentanti delle
with the agreements reached by the legal                parti e all`eventuale decisione resa
representatives of the parties, if any, and, if         dall'arbitratore.
applicable, the decision rendered by the
arbitrator.


                    Article 4                                            Articolo quattro

       COMPOSITION OF THE BOARD OF INTERNAL                    COMPOSIZIONE DEL COLLEGIO SINDACALE
                     AUDITORS
The Shareholders hereby further agree that,             I Soci inoltre convengono che per tutta la durata
throughout the duration of this Shareholders'           dei presenti Patti Parasociali il Collegio
Agreement, the Board of Statutory Auditors shall        Sindacale della Societa sara composto da tre
be composed of three standing auditors and two          sindaci effettivi e due supplenti. La RAI avra
substitute auditors. RAI shall be entitled to           facolta di designare un sindaco effettivo con
appoint one standing auditor with the office of         funzioni di Presidente del Collegio Sindacale ed
Chairman of the Board of Internal Auditors and one      un sindaco supplente; il PARTNER avra facolta di
substitute auditor and the PARTNER shall be             designare due sindaci effettivi ed un sindaco
entitled to appoint two standing auditors and one       supplente. L'assemblea ordinaria dei soci,
substitute auditor. Upon the appointment thereof,       all'atto della nomina, determinera la retribuzione
the Ordinary Shareholders' Meeting shall determine      dei sindaci effettivi per l'intero periodo di
the fees of the standing auditors for their entire      durata del loro incarico.
term of office.


                    Article 5                                            Articolo cinque

              SHAREHOLDERS' MEETING                                     ASSEMBLEE DEI SOCI

The Shareholders hereby further agree that:             I Soci inoltre convengono che:

(A) Shareholders' meetings of the Company may be        (A) Le assemblee della Societa possono essere
ordinary and extraordinary. Meetings of the             ordinarie e straordinarie. Le riunioni
shareholders may be called also in a place other        dell'assemblea possono essere convocate anche in
than the registered office of the Company,              un luogo diverso dalla sede della Societa, purche
provided that they are held in Italy.                   in Italia. Le riunioni dell'assemblea della
Shareholders' meetings of the Company shall be          Societa saranno convocate dal Consiglio di
called by the Board of Directors, by means of (i)       Amministrazione, attraverso (i) pubblicazione di
the publication of a notice of call in the              un avviso di convocazione nella Gazzetta Ufficiale
"Gazzetta Ufficiale della Repubblica Italiana", as      della Repubblica Italiana, in osservanza delle
required by applicable law; and (ii) the delivery       disposizioni normative applicabili e (ii) invio a
to each shareholder of a copy of the notice of          ciascun azionista di una copia dell'avviso di
call by registered letter anticipated via fax at        convocazione mediante raccomandata anticipata via
least fifteen (15) days prior to the date set for       fax almeno quindici (15) giorni prima della data
the meeting. The notice of call shall be signed by      fissata per la riunione. L'avviso di convocazione
the Chairman of the Board of Directors, or, in          dovra essere firmato dal Presidente del Consiglio
case of his absence or impediment, by any other         di Amministrazione o, in caso di sua assenza o
director delegated for such purpose by the Board        impedimento, da ogni altro consigliere a cio
of Directors. Shareholders' Meetings shall be           delegato dal Consiglio di Amministrazione. Le
conducted in Italian and English, unless all            riunioni dell'assemblea saranno tenute sia in
shareholders present agree otherwise. The minutes       italiano sia in inglese, a meno che tutti i soci
of the meetings shall be written in Italian;            presenti decidano diversamente. I verbali delle
provided that an English translation thereof shall      assemblee saranno redatti in italiano, fatto salvo
be provided to any shareholder who requests one.        il diritto dei soci di richiederne

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

                                                        una copia tradotta in lingua inglese.
(B) The resolutions on matters for which the            (B) Le delibere sulle materie di competenza
Extraordinary Shareholders' Meeting is competent        dell'assemblea straordinaria potranno essere
shall be taken, both in first and second call,          assunte, sia in prima sia in seconda convocazione,
necessarily with the favourable vote of the             solo con il voto favorevole di tanti azionisti che
shareholders representing at least 67% of the           rappresentino almeno il 67% dell'intero capitale
entire capital of the Company, except for the           della Societa, fatta eccezione per le delibere
resolutions relating to (x) capital increases           relative a (x) aumenti di capitale necessari a
necessary to fund investments required by the           finanziare gli investimenti richiesti dalla
Company to perform its obligations under the            Societa per adempiere le proprie obbligazioni ai
Supply Contract and (y) capital reductions or           sensi del Contratto di Fornitura e (y) riduzioni
recapitalizations pursuant to article 2446,             del capitale sociale o ricapitalizzazioni ai sensi
section 2, and article 2447 of the Italian Civil        degli articoli 2446, secondo comma, e 2447 cod.
Code, for such resolutions the majorities provided      civ., per le quali si applicheranno le maggioranze
by law shall apply.                                     di legge.


(C) The following resolutions (for which the            (C) Le delibere relative alle seguenti materie (di
Ordinary Shareholders Meeting is competent by           competenza dell'assemblea ordinaria per legge o ad
force of law, at the discretion of the Board of         essa devolute per volonta del Consiglio di
Directors) shall be validly adopted (x) with the        Amministrazione) saranno validamente adottate (x)
favourable vote of the shareholders representing        con il voto favorevole di tanti azionisti che
67% of the share capital of the Company, if they        rappresentino il 67% del capitale sociale della
are taken on first call, or (y) with the                Societa, se prese in prima convocazione, o (y) con
favourable vote of the shareholders representing        il voto favorevole di tanti soci che rappresentino
67% of the capital of the Company attending or          il 67% del capitale sociale presente in proprio o
represented at the relevant meeting, if they are        per delega alla riunione, se prese in seconda
taken on second call:                                   convocazione:

(a) resolutions relating to the sale, transfer or       (a) delibere relative alla vendita, trasferimento
other disposition of shares or other equity             o ad altro atto di disposizione delle azioni o di
interests that should be held by the Company;           interessenze eventualmente detenute dalla Societa;

(b) resolutions relating to the distribution of         (b) delibere relative alla distribuzione di
dividends by the Company;                               dividendi da parte della Societa;

(c) resolutions relating to the remuneration of         (c) delibere relative alla remunerazione dei
the directors of the Company;                           consiglieri della Societa;

(d) resolutions on matters listed in Article 3,         (d) delibere relative a materie di cui
paragraph (C) above voluntarily submitted to the        all'articolo 3, paragrafo (C) che precede,
shareholders by the Board of Directors pursuant to      sottoposte volontariamente all'esame
Article 2364, No. 4 of the Italian Civil Code; or       dell'assemblea da parte del Consiglio di
                                                        Amministrazione ai sensi dell'articolo 2364, n. 4
(e) resolutions relating to the acquisition of any      cod. civ.; o
capital stock of, or any options to acquire any
shares of capital stock of the Company.                 (e) delibere relative all'acquisto di azioni
                                                        proprie o di diritti di opzione per l'acquisto di
(D) The parties agree that the reference to 67%         azioni proprie della Societa.
contained in subparagraphs (B) and (C) of this
Article 5 shall read 75% in any case of a sale of       (D) Le parti convengono che la maggioranza del 67%
shares in the                                           di cui ai paragrafi (B) e (C) del presente
                                                        articolo 5 sara

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
Company that are to be listed on an                     incrementata al 75% nel caso di vendita di azioni
internationally recognized stock exchange or            della Societa per la quotazione in qualsiasi borsa
market. To this effect, RAI undertakes (if so           valori o mercato finanziario riconosciuti a
required by PARTNER) to vote in an extraordinary        livello internazionale. A tal fine, la RAI si
meeting of the Company in favour of the amendment       impegna (su richiesta del PARTNER) a votare
of the relevant provisions of the By- laws              nell'assemblea straordinaria della Societa a
immediately prior to any such sale of shares in         favore della modifica della relativa disposizione
the Company. If RAI fails to vote as mentioned          dello statuto della Societa immediatamente prima
above (except due to the action or inaction of          della vendita di tali azioni. Qualora la RAI
PARTNER), RAI shall pay to PARTNER, as a penalty        ometta di votare secondo quanto sopra indicato
(such penalty shall be in addition to any other         (salvo il caso di un'azione od omissione del
remedy PARTNER shall have under this Shareholders'      PARTNER), la RAI dovra corrispondere al PARTNER, a
Agreement) an amount equal to ITL 10,000,000 (ten       titolo di penale (fatti salvi i rimedi a
million) for each delayed day in taking such vote       disposizione del PARTNER ai sensi dei presenti
to amend the by-laws.                                   Patti Parasociali) un importo pari a Lire
                                                        10.000.000 (dieci milioni) per ogni giorno di
                                                        ritardo nell'assunzione di tale delibera di
                                                        modifica dello Statuto.


(E) Each of the parties hereby undertakes to            (E) Ciascuna delle parti si impegna ad esercitare
exercise the voting rights attaching to the shares      i diritti di voto inerenti le azioni da essa
held by it so as to assure the full implementation      detenute in modo da garantire la piena
of this Shareholders' Agreement and, in any event,      applicazione dei presenti Patti Parasociali e,
consistent with the spirit thereof.                     comunque, in modo coerente con lo spirito degli
                                                        stessi.




                    Article 6                                              Articolo sei

        ORGANIZATION CHART, APPOINTMENT OF                           ORGANIGRAMMA, NOMINA DEL
           MANAGEMENT AND OTHER MATTERS                            MANAGEMENT ED ALTRE MATERIE

The Shareholders hereby further agree that:             I Soci inoltre convengono che:

(A) The business of the Company is currently            (A) L'attivita della Societa e attualmente
organized in accordance with the organization           organizzata secondo l'organigramma allegato ai
chart attached to this Shareholders' Agreement as       presenti Patti Parasociali sub "4".
Schedule "4".

(B) The Board of Directors shall appoint, as            (B) Il Consiglio di Amministrazione nominera, su
designated by the directors nominated by the            designazione dei consiglieri nominati dal PARTNER,
PARTNER, upon prior consultation with RAI, the          previa consultazione con la RAI, il Direttore
Business Development Officer. The Business              della Funzione Sviluppo di Business ( Business
Development Officer shall report its activity to        Development Officer). Il Direttore della Funzione
the Managing Director. The Managing Director shall      Sviluppo di Business rispondera del suo operato
grant a power of attorney (in accordance with the       all'Amministratore Delegato. L'Amministratore
form attached to this Shareholders' Agreement as        Delegato conferira procura (nella forma di cui
Schedule "5") to the Business Development Officer       all'Allegato " 5") al Direttore della Funzione
granting full powers to him, the same as the            Sviluppo di Business delegandogli pieni poteri,
powers granted to the Managing Director by the          equiparabili ai poteri delegati all'Amministratore
Board of Directors, with respect to the management      Delegato dal Consiglio di Amministrazione,
of the activity of the Company in the Tower             limitatamente alla gestione dell'attivita della
Business. RAI agrees that the Managing Director         Societa nel Tower Business. La RAI conviene che
shall not revoke the power of attorney unless           l'Amministratore Delegato non revochera tale
instructed by the Board of Directors. Furthermore,      procura, salvo diverse istruzioni ricevute dal
RAI and the PARTNER shall consult each other in         Consiglio di Amministrazione. La RAI e il PARTNER,
order to agree upon the appointment of managers of      inoltre, si consulteranno al fine di concordare la
the Company who shall become deputy-managers            nomina di dirigenti della Societa che debbano
(vice-direttori) for the corporate functions to be      assumere la responsabilita di vice-direttore delle
defined afterwards. In this Shareholders'               funzioni aziendali che verranno individuate
Agreement, " Tower Business" means the provision        successivamente. Ai fini dei presenti Patti
of wireless infrastructure and related services to      Parasociali, per "Tower Business" si intende la
wireless operators (including telecoms operators,       fornitura di infrastrutture wireless e relativi
wireless local loop operators, Tetra, UMTS and any      servizi ad operatori wireless (inclusi operatori
other existing or future wireless technology            telefonici, operatori wireless "local loop",
operators) including site/tower leasing and             operatori Tetra, UMTS e di altra tecnologia
co-location services, built-to-suit services,           mobile, esistente o futura), inclusa la locazione
network planning and design, site search and            di siti/antenne e servizi di co-locazione, servizi
acquisition, site design and construction, site         "built-to- suit", programmazione di rete e design,
installation and commissioning, network                 ricerca ed acquisizione di siti, design e
optimisation, infrastructure maintenance, network       costruzione di siti, installazione e
operation and maintenance and related microwave         "commissioning" di siti, ottimizzazione della
and fiber transmission services.                        rete, manutenzione delle infrastrutture, gestione
                                                        e manutenzione della rete e relativi servizi di
                                                        trasmissione a microonde o fibre.

(C) Without the PARTNER's consent (such consent         (C) Senza il consenso del PARTNER (che non potra
not to be unreasonably withheld, delayed or             essere irragionevolmente negato, ritardato o

conditioned), the Company shall not (i) choose the      condizionato), la Societa non potra (i)
consultant referred to in Annex L of the Supply         selezionare l'esperto di cui all'Allegato L al
Contract, (ii) agree on the valore reale required       Contratto di Fornitura (ii) concordare sul valore
to be determined pursuant to Section 19 of the          reale da determinarsi ai sensi dell'articolo 19
Supply Contract or (iii) agree to the appointment       del Contratto di Fornitura o (iii) concordare la
of any arbitrator (if necessary) to determine the       nomina di un arbitro (se necessario) per
valore reale under Section 19 of the Supply Contract..  determinare il valore reale ai sensi dell'articolo
                                                        19 del Contratto di Fornitura..

(D)The parties have agreed on a                         (D) Le parti hanno
seven-year rollout plan for Digital Terrestrial         concordato un piano di roll- out settennale
Television (the "DTT Plan") attached to this            relativo alla Televisione Digitale Terrestre (il "
Shareholders Agreement as Schedule "6". RAI             Piano DTT") allegato ai presenti Patti Parasociali
covenants and agrees to cause the directors of the      come Allegato "6". RAI concorda e si impegna a
Company appointed by it to vote in favour of the        fare in modo che i consiglieri della Societa da
implementation of the DTT Plan (assuming that the       essa nominati votino a favore della realizzazione
Company will be able to make commercially               del Piano DTT (sempreche sia accertato che la
reasonable revenues from the DTT Plan). RAI             Societa sia in grado di derivare ricavi
further agrees that if it acquires DTT services it      commercialmente congrui dal Piano DTT). RAI
will do so from the Company on the terms and            conviene inoltre che qualora decidesse di
conditions set forth in the Supply Contract, such       acquistare i servizi del Piano DTT effettuera tale
terms and conditions to be approved by the Board        acquisto dalla Societa ai termini e alle
of Directors pursuant to Article 3, paragraph (C)       condizioni stabiliti nel Contratto di Fornitura, e
or (D), as the case may be. Notwithstanding the         tali termini e condizioni dovranno essere
foregoing, RAI is not hereby guaranteeing any           approvati dal Consiglio di Amministrazione ai
level of revenue, EBITDA or number of tenants           sensi dell'articolo 3 paragrafi (C) o (D), a
relating to DTT. For purposes of this Agreement, a      seconda dei casi. Fermo restando quanto precede,
business plan of the Company (including the             RAI non garantisce col presente atto alcun livello
Business Plan) shall include the DTT Plan only          di ricavo, EBITDA o numero di ospitalita
following the approval by the Board of Directors        relativamente al Piano DTT. Ai fini dei presenti
of the implementation of the DTT Plan and to the        Patti Parasociali, il business plan della Societa
extent of such approval.                                (incluso il Business Plan) includera il Piano DTT
                                                        solo successivamente all'approvazione da parte del
                                                        Consiglio di Amministrazione della realizzazione
                                                        del Piano DTT e nei limiti fissati da tale
                                                        approvazione.

(E) RAI and the PARTNER agree that the Company          (E) RAI ed il PARTNER convengono che, su richiesta
shall exercise its termination rights (with             del PARTNER, la Societa esercitera il diritto di
respect to all or any part of the services              recesso (in relazione a tutti ovvero a parte dei
designated by the PARTNER) set forth in Section 22      servizi specificati dal PARTNER) indicato
of the Service Agreement for the provision of           nell'articolo 22 del contratto per la prestazione
services in favour of the Company between the           di servizi in favore della Societa sottoscritto
Company and RAI dated 19 April 2001, at the             fra la RAI e la Societa il 19 aprile 2001. Le
request of the PARTNER. It is further agreed that       parti altresi convengono che la RAI ricevera un
RAI shall be compensated for its loss of revenues       rimborso, per la perdita di ricavi (diversi da
(other than with respect to any revenues related        quelli derivanti dalla prestazione dei servizi
to "Sistemi Informativi", "Amministrazione e            "Sistemi Informativi", "Amministrazione e Finanza"
Finanza" and "Centro Ricerche e                         e "Centro Ricerche e Innovazione Tecnologica")
                                                        relativa ai

Innovazione Tecnologica") from any services so          servizi cessati che sarebbero stati altrimenti
terminated that would otherwise have been provided      forniti nel periodo di durata residua del citato
in the remaining term of the agreement referred to      contratto mediante una riduzione di pari importo
above by an equivalent reduction in the amounts         dei corrispettivi dovuti dalla RAI in base al
payable under the Supply Contract during such           Contratto di Fornitura durante tale periodo; e
period and any amendment to the Supply Contract         qualsiasi modifica del Contratto di Fornitura
necessary to reflect such a reduction shall not be      necessaria al fine di documentare tale riduzione
deemed to be prejudicial to the Company for             non sara considerata come pregiudizievole per la
purposes of Article 3, paragraph (A). The parties       Societa ai fini di cui all'articolo 3, paragrafo
agree that (i) the Company shall use its own bank       (A). Le parti concordano che (i) la Societa dovra
accounts (i.e. autonomous from its shareholders)        utilizzare i propri conti correnti bancari (cioe
for all its business purposes and (ii) the              conti diversi da quelli dei propri soci) per tutte
Company's treasury functions (as currently              le proprie attivita aziendali e (ii) le funzioni
provided by RAI under the " Amministrazione e           di tesoreria della Societa (cosi come fornite
Finanza" category of the agreement for the              dalla RAI in base al contratto di prestazione di
provision of services dated 19 April, 2001,             servizi del 19 aprile 2001 in relazione alla
including the cash pooling provisions therein)          categoria "Amministrazione e Finanza", incluse le
shall be provided by RAI on and under the current       disposizioni relative al "cash pooling" ivi
terms of such agreement and in a manner that does       contenute) saranno fornite dalla RAI ai sensi ed
not adversely effect the Company's normal               in base alle condizioni attuali di tale contratto
operations (as contemplated by the Business Plan).      in maniera tale da non pregiudicare le normali
                                                        operazioni della Societa (cosi come contemplate
                                                        nel Business Plan).

(F) The Board of Directors shall implement an           (F) Il Consiglio di Amministrazione attuera un
incentive compensation plan for executive               piano di incentivazione dei dirigenti, che potra
officers, which may include cash bonuses and/or         includere premi/bonus in contanti e/o
actual or phantom equity interests in the Company,      partecipazioni azionarie reali o azioni virtuali
that shall form a part of the Business Plan.            ("phantom options") nella Societa; tale piano
                                                        diverra parte del Business Plan.

(G) The PARTNER's corporate purpose, as stated in       (G) L'oggetto sociale del PARTNER, previsto nello
its by-laws, shall be limited to (i) acquiring,         statuto sociale, dovra essere limitato (i)
holding or disposing of shares or other                 all'acquisizione, detenzione o disposizione delle
investments in the Company, (ii) incurring              azioni o altri investimenti nella Societa, (ii)
indebtedness for the purpose of guaranteeing or         all'assunzione di debito al solo scopo di
otherwise supporting indebtedness of the Company        garantire o sostenere l'indebitamento della
or RAI secured or otherwise supported by assets of      Societa o della RAI garantito dagli strumenti
the type referred to in (iii) below, (iii)              indicati nel seguente paragrafo (iii), (iii)
investing in cash equivalents or securities rated       all'investimento in strumenti equivalenti al
at least BBB- by Standard & Poor's Ratings              denaro ovvero titoli aventi un rating pari almeno
Services or Baa3 by Moody's Investors Service,          a BBB-di Standard & Poor's Ratings Service o Baa3
Inc. or an equivalent rating from another rating        di Moody's Investors Service, Inc., ovvero un
agency or shares of a money market mutual or            rating equivalente da parte di un'altra agenzia di
similar fund which invests primarily in cash, cash      rating ovvero in azioni di un fondo "money market
equivalents or similar securities, and (iv) the         mutual" o altro simile che investa prevalentemente
conduct of all other activities conducive or            in denaro o in strumenti equivalenti al denaro
incidental to the performance of (i), (ii) and          ovvero titoli analoghi, e (iv) allo svolgimento di
(iii) above. Without prejudice to Article 12,           tutte le altre attivita connesse o comunque
paragraph (N), Crown                                    relative allo

Castle will not, and will cause each Subsidiary of      svolgimento di cui ai precedenti punti (i), (ii) e
Crown Castle not to, exercise the voting rights         (iii). Fatte salve le disposizioni dell'articolo
attaching to any shares in a Subsidiary of Crown        12, paragrafo (N), Crown Castle non esercitera, e
Castle held by it so as to cause the PARTNER's          fara in modo che nessuna Controllata di Crown
corporate purpose, as stated in its by-laws, to         Castle eserciti, i diritti di voto relativi a
change from that stated above.                          qualsiasi azione da essi detenuti in una
                                                        Controllata di Crown Castle in modo tale da
                                                        determinare la modifica dell'oggetto sociale
                                                        indicato nello statuto del PARTNER, rispetto a
                                                        quanto sopra indicato.

(H) The Shareholders agree that if the Company          (H) I Soci convengono che qualora la Societa
intends to sell or otherwise transfer (in full or       decidesse di vendere o comunque trasferire (in
in part) the fiber network business of the Company      tutto o in parte) la rete di fibre ottiche situata
in Rome and its surrounding areas, RAI shall cause      in Roma e dintorni, RAI fara in modo che la
the Company to grant Crown Castle or any                Societa conceda a Crown Castle o ad una
Subsidiary of Crown Castle a right of first             Controllata di Crown Castle il diritto di
refusal, on the same conditions as those offered        prelazione, alle stesse condizioni offerte da
by any third party, for the purchase of the fiber       qualunque terzo, per l'acquisto di tale rete. La
network to be sold or transferred. The procedures       procedura per l'esercizio del diritto di
of such right of first refusal shall be the same        prelazione sara la stessa di quella descritta
procedures contained in article7, paragraph (A),        nell'articolo 7, paragrafo (A), che precede,
except that the references to shareholdings shall       eccetto che i riferimenti alle azioni ivi
be references to the fiber network business in          contenuti dovranno intendersi, ai fini del
Rome and its surroundings.                              presente paragrafo (H), come riferimenti alla rete
(I)(a) The Parties acknowledge that, following the      di fibra ottica di Roma e dintorni.
Deed of Contribution (as defined in the Share           (I)(a) Le Parti si danno atto che, dopo l'Atto di
Purchase Agreement), RAI has maintained the             Conferimento (come definito nel Contratto di
ownership or the right to use (in some instances        Compravendita), la RAI ha mantenuto la proprieta o
subject to renewal) the real properties identified      il diritto reale di godimento (in alcuni casi
in Schedule "8" (the " Non- Transferred                 soggetto a rinnovo) delle proprieta di cui
Properties"), on which some of the Company's            all'Allegato "8" (le "Proprieta Non Trasferite"),
towers and equipment (transferred to the Company        su cui insistono alcune torri e apparecchiature di
pursuant to the Deed of Contribution) are located.      proprieta della Societa (in quanto trasferite con
The parties further acknowledge that it is their        l'Atto di Conferimento). Le Parti si danno atto
intention that, as soon as reasonably practicable,      inoltre che e loro intenzione fare in modo, appena
the Company shall acquire RAI's rights (ownership       sara ragionevolmente possibile, che la Societa
or otherwise) in the Non-Transferred Properties         acquisti i diritti di RAI (di proprieta o di altro
(save for what is stated in paragraph (d) below).       tipo) sulle Proprieta Non Trasferite (fatto salvo
(b) Save for what is stated in paragraph (d)            quanto stabilito nel paragrafo (d) che segue).
below, RAI undertakes to (i) lease the                  (b) Fatto salvo quanto stabilito nel paragrafo (d)
Non-Transferred Properties owned by RAI to the          che segue, la RAI si impegna a (i) concedere in
Company or (ii) otherwise make available to the         locazione le Proprieta Non Trasferite di proprieta
maximum extent possible and on an exclusive basis       della RAI alla Societa o (ii) a consentire
to the Company the Non-Transferred Properties on        altrimenti che la Societa utilizzi nella massima
which RAI has a right of use, until the transfer        misura possibile, su base esclusiva, le Proprieta
of ownership or rights of use, as                       Non Trasferite in relazione alle quali la RAI ha
                                                        un diritto di godimento, sino a quando

the case may be, is made pursuant to this Article       sia perfezionato il trasferimento della proprieta
6(I),paragraph (c). All such properties shall be        o dei diritti di godimento, a seconda dei casi, ai
leased or made available (as the case may be) for       sensi dell'articolo 6(I) paragrafo (c). Tutte le
the purpose of allowing the Company to manage or        proprieta saranno concesse in locazione, o ne sara
maintain the Company's assets located on such           consentito l'utilizzo, a seconda dei casi, per
properties. In exchange, RAI shall receive from         consentire alla Societa di gestire o mantenere i
the Company a compensation of Lire 1,454,000,000        beni della Societa situati su tali proprieta. A
per annum (as adjusted (i) annually on the basis        fronte di tale diritto di utilizzo la RAI ricevera
of ISTAT and (ii) pursuant to paragraph (c)) (the       dalla Societa un corrispettivo annuo pari a Lire
"Rent").                                                1.454.000.000 (che sara aggiornato (i) annualmente
(c) RAI, with the cooperation of the Company,           sulla base dell'indice ISTAT e (ii) ai sensi del paragrafo
shall use reasonable commercial efforts to take         (c)) (il "Canone di Affitto").
any steps (including the payment of reasonable          (c) RAI, con la collaborazione della Societa, si
fees and expenses) necessary to perfect as soon as      adoperera, su ragionevoli basi commerciali (ivi
reasonably practical the transfer of the ownership      incluso il pagamento di ragionevoli onorari e
or (as the case may be) right of use on each of         spese), per prendere ogni misura necessaria a
the Non-Transferred Properties to the Company. RAI      perfezionare, non appena possibile, il
hereby undertakes to sell or transfer to the            trasferimento della proprieta o (a seconda dei
Company, and the Company hereby agrees to acquire       casi) del diritto di godimento su ciascuna
from RAI, all RAI's rights (ownership or                Proprieta Non Trasferita alla Societa. La RAI si
otherwise) in the Non-Transferred Properties (save      impegna a vendere o trasferire alla Societa, e la
for what is stated in paragraph (d) below) free         Societa si impegna ad acquistare dalla RAI, tutti
and clear of all liens and encumbrances that would      i diritti di titolarita della RAI (di proprieta o
have a material adverse effect on the use of each       di godimento) sulle Proprieta Non Trasferite
such parcel of Non-Transferred Property as soon as      (fatto salvo quanto stabilito nel paragrafo (d)
such sale or transfer becomes legally feasible          che segue) liberi da ogni vincolo ed onere che
with respect to each relevant Non-Transferred           possa avere un effetto negativo rilevante sull'uso
Property or any group of them. The relevant sale        di ciascuna delle Proprieta Non Trasferite, non
or transfer shall take place at a price equal to        appena tale vendita o trasferimento divenga
the fair market value of the real property (in          legalmente possibile in relazione a ciascuna
case of sale) or of the relevant right of use,          Proprieta Non Trasferita o ad un qualsiasi gruppo
provided however that the fair market value with        delle stesse. La relativa vendita o trasferimento
respect to each parcel of Non-Transferred Property      avverra contro pagamento di un prezzo pari al
shall not exceed the amount indicated in the            valore di mercato della proprieta (in caso di
"Indicative Value for the Purchase" column in           vendita) o del relativo diritto di godimento, a
Schedule " 8" for each Non-Transferred Property,        condizione che il valore di mercato di ciascuna
and provided further that the aggregate fair            delle Proprieta Non Trasferite non ecceda
market price with respect to all of the                 l'importo indicato nella colonna "Valore
Non-Transferred Properties (save for RAI Sites, as      Indicativo d'Acquisto" di cui all'Allegato "8" per
defined below) shall not exceed Lire                    ciascuna Proprieta Non Trasferita e a condizione
20,000,000,000 (twenty billion). To the extent          inoltre che il prezzo di mercato complessivo in
that the Company acquires ownership or a right to       relazione a tutte le Proprieta Non Trasferite ( ad
use any Non- Transferred Property (x) the amount        eccezione dei Siti RAI, cosi come di seguito
of the future Rent shall be reduced by an amount        definiti) non ecceda Lire 20.000.0000.000 (venti
equal to the amount indicated in the "Annual Cost       miliardi). Nella misura in cui la Societa
for Housing" column in                                  acquistera la proprieta o il diritto di godimento
                                                        delle Proprieta Non

Schedule "8" for each Non Transferred Property          Trasferite (x) l'importo del Canone di Affitto
(such amount pro rata for a portion of year as          futuro dovra essere ridotto di un importo pari
appropriate) and (y) the revenues payable to the        all'importo indicato nella colonna "Costo Annuo
Company under the Supply Contract shall not be          per Housing" di cui all'Allegato "8" per ciascuna
reduced by any amount due to the reduction of           Proprieta Non Trasferita (anche pro- rata in
Rent.                                                   funzione di una frazione di anno, se del caso) e
(d) With respect to the Non Transferred Properties      (y) i corrispettivi dovuti alla Societa ai sensi
numbered 227-230 in Schedule " 8" (" RAI Sites"),       del Contratto di Fornitura non saranno ridotti in
RAI shall grant to the Company a right to use or        funzione di alcuna riduzione del Canone di Affitto.
lease any area on which the Company's assets are        (d) In relazione alle Proprieta Non
located up to 31 December 2014. Such right of use       Trasferite corrispondenti ai numeri da 227 a 230
in relation to the RAI Sites shall be granted           dell'Allegato "8" (i "Siti RAI "), la RAI
against payment by the Company to RAI of the            concedera alla Societa diritti di godimento o
amount indicated in the "Annual Cost for Housing"       locazione in relazione alle aree sulle quali sono
column in Schedule "8" for each of such Non             situati i beni della Societa, con scadenza al 31
Transferred Properties; provided that the parties       Dicembre 2014. Detti diritti di godimento relativi
acknowledge that such amounts are already included      ai Siti RAI saranno concessi a fronte del
in the amount of the Rent set out in paragraph (a)      pagamento, da parte della Societa alla RAI, della
above. However, RAI shall have the option to early      somma indicata nella colonna denominata "Costo
terminate any contract granting any such right to       Annuo per Housing" dell'Allegato "8" per ciascuna
the Company but in such case (provided that the         delle Proprieta Non Trasferite; le parti si danno
early termination of the contract is not the            atto che tali importi sono gia inclusi nel Canone
consequence of a final order of any authority to        di Affitto di cui al precedente paragrafo (a). In
cease the operations of the relevant Company's          ogni caso, la RAI avra la facolta di recedere
tower and equipment on the relevant RAI Site for        anticipatamente da qualsiasi dei suddetti
reasons attributable exclusively to the Company's       contratti che concedono tali diritti di godimento
activities) RAI shall keep the Company harmless of      alla Societa; tuttavia, in tal caso (a condizione
any costs that the Company shall bear to relocate       che la risoluzione anticipata del Contratto non
its assets (including, without limitation, (x) if       sia la conseguenza di un provvedimento definitivo
the new site is purchased, the purchase price of        di una qualsiasi autorita che imponga la
the new site, (y) capital expenses (such expense        cessazione dell'attivita della torre e delle
subject to invested capital return pursuant to          attrezzature in questione della Societa nel
Article 8 of the Supply Contract, or if such            relativo Sito RAI per ragioni attribuibili
invested capital return is not applicable, to a         esclusivamente alle attivita della Societa) RAI
similar formula) relating to construction of the        dovra manlevare la Societa da qualsiasi costo che
tower, transfer of any equipment, including the         la Societa dovesse sostenere per riposizionare i
equipment of third parties, and reengineer and          suoi beni (ivi inclusi, senza limitazioni, (x)
rework of any other sites of the Company due to         qualora il nuovo sito venga acquistato, il prezzo
the relocation, and (z) any additional verifiable       d'acquisto del nuovo sito, (y) le spese capitali
operating expenses (including lease expenses) of        (tali spese sono soggette ad un ricavo del
the site directly related to the Supply Contract        capitale investito ai sensi dell'articolo 8 del
as compared with the applicable RAI Site) on a new      Contratto di Fornitura, o ad una formula simile
site having similar characteristics, in terms of        qualora tale ricavo del capitale investito non sia
location, operating costs and capacity, to the one      applicabile) relative alla costruzione delle
that the Company shall be bound to leave. It is         torri, al trasferimento di qualsiasi attrezzatura,
further                                                 inclusa l'attrezzatura di terzi e la
                                                        riorganizzazione e la riattivazione di ogni altro
                                                        sito

agreed that the termination of the right to use or      della Societa dovute al riposizionamento, e (z)
lease the existing site shall not be effected           qualsiasi costo operativo addizionale e
until the comparable site is fully functional. The      verificabile (ivi incluse le spese di locazione)
parties agree that any claim related to payments        relativo al sito direttamente correlate al
due to the Company pursuant to this Article 6(I)        Contratto di Fornitura rispetto al Sito RAI in
shall be enforceable by PARTNER on behalf of the        questione) su un nuovo sito che abbia
Company.                                                caratteristiche simili, in termini di posizione,
                                                        costi di gestione e capacita, a quello che la
                                                        Societa sara obbligata a lasciare. Resta inoltre
                                                        inteso che l'estinzione del diritto di godimento o
                                                        di locazione relativo al sito originario non potra
                                                        essere chiesta fin quando il sito sostitutivo non
                                                        sara completamente operativo. Le parti concordano
                                                        che qualsiasi pretesa relativa al pagamento dovuto
                                                        alla Societa ai sensi del presente l'articolo 6
                                                        (I) sara azionabile dal PARTNER per conto della Societa.

(L) Crown Castle will, or will cause its                (L) Crown Castle si adoperera, o fara in
affiliates to, use commercially reasonable efforts      modo che le proprie collegate si adoperino, su
to provide proprietary systems on an arms' length       ragionevoli basi commerciali ai fini di fornire
basis to the Company as soon as practicable as          alla Societa sistemi di software di proprieta di
contemplated in the Business Plan. If the Company       Crown Castle o delle sue collegate a prezzi di
and Crown Castle or its affiliates enter into a         mercato non appena possibile cosi come contemplato
license agreement with the Company for the right        nel Business Plan. Qualora la Societa e Crown
to use any of Crown Castle's or its affiliates'         Castle o le sue collegate stipulino un contratto
proprietary systems, such license agreement shall       di licenza con la Societa per il diritto di uso di
provide that it will not terminate unless a party       qualsiasi sistema di software di proprieta di
to the agreement provides at least six (6) months       Crown Castle, tale contratto di licenza non potra
prior written notice, except that such prior            essere sciolto a meno che una delle parti
written notice will not be required for a material      contrattuali non fornisca una comunicazione
breach of such license agreement (including a           scritta con almeno sei mesi di preavviso. Rimane
payment default).                                       inteso che tale comunicazione scritta preventiva
                                                        non sara necessaria nel caso di un inadempimento
                                                        rilevante di tale contratto di licenza (ivi
                                                        incluso il mancato pagamento).


                    Article 7                                             Articolo sette

      RIGHT OF FIRST REFUSAL, PROHIBITION OF                     PATTO DI PRELAZIONE, DIVIETO DI
               SELLING AND LISTING                                   ALIENAZIONE E QUOTAZIONE

(A) The Shareholders hereby further agree that if       (A) I Soci inoltre convengono che, qualora un
one of the shareholders intends to sell or              socio intenda alienare o a qualsiasi titolo
otherwise transfer (in full or in part) its shares      trasferire (in tutto o in parte) le azioni da
in the Company, the other shareholder shall have        questi detenute nel capitale della Societa,
the right of first refusal, on the same                 all'altro socio sara attribuito il diritto di
conditions, for the purchase of the shares to be        prelazione, alle medesime condizioni, per
sold or transferred. The parties hereby agree           l'acquisto delle azioni oggetto di trasferimento o
that, if Crown Castle or any Subsidiary of Crown        cessione. Le Parti convengono che, qualora Crown
Castle intends to sell or otherwise transfer an         Castle ovvero ogni Controllata di Crown Caste
interest in the PARTNER or in any other Subsidiary      intenda cedere o, a qualsiasi titolo, trasferire
of Crown Castle that would result in the PARTNER        una partecipazione posseduta nel capitale del
no longer being a Subsidiary of Crown Castle, it        PARTNER o in quello di ogni altra Controllata di
must sell its full interest in that Subsidiary and      Crown Castle determinando il fatto che il PARTNER
RAI (or any Subsidiary of RAI designated by RAI)        perda la qualifica di Controllata di Crown Castle,
shall have the right of first refusal, on the same      questa sara tenuta a cedere l'intera
conditions, for the purchase of the interest to be      partecipazione in tale Controllata e la RAI (o
sold or transferred. The parties hereby further         ogni Controllata della RAI indicata dalla stessa
agree that, if RAI or any Subsidiary of RAI             RAI) avra il diritto di prelazione, alle stesse
intends to sell or otherwise transfer an interest       condizioni, per l'acquisto della partecipazione da
in any Subsidiary of RAI other than the Company         cedere o trasferire. Le Parti, inoltre, convengono
that would result in the Company no longer being a      che qualora la RAI o ogni sua Controllata intenda
Subsidiary of RAI, it must sell its full interest       cedere o, a qualsiasi titolo, trasferire una
in that Subsidiary and Crown Castle (or any             partecipazione posseduta in ogni Controllata della
Subsidiary of Crown Castle designated by Crown          RAI, diversa dalla Societa, in modo tale che la
Castle) shall have the right of first refusal, on       Societa perda la qualifica di Controllata della
the same conditions, for the purchase of the            RAI, questa dovra cedere l'intera partecipazione
interest to be sold or transferred. The right of        posseduta in tale Controllata e Crown Castle (o
first refusal may be exercised solely on the            ogni Controllata della Crown Castle indicata dalla
entire part of capital offered for sale or              stessa Crown Castle) avra il diritto di
transfer. The right of first refusal and the            prelazione, alle stesse condizioni, per l'acquisto
obligations connected therewith shall be as             della partecipazione da cedere o trasferire. Il
follows:                                                diritto di prelazione potra essere esercitato
                                                        solamente sull'intera quota di capitale offerta in
                                                        vendita o da trasferire. Il diritto di prelazione
                                                        e le obbligazioni ad esso connesse saranno cosi
                                                        articolati:
(i) The party that intends to sell or otherwise         (i) la parte che intenda alienare o, a qualsiasi
transfer its shareholding, shall give written           titolo, trasferire la propria partecipazione dovra
notice to such effect to the other party by means       darne comunicazione scritta all'altra parte
of a registered letter return receipt, indicating       mediante raccomandata a.r., indicando il numero
the number of shares offered, the name of the           delle azioni offerte, il nome dell'acquirente, il
purchaser, the price and the conditions of sale or      prezzo e le condizioni di compravendita o di
transfer. The addressee of the aforesaid notice         trasferimento. Il destinatario della the Company
shall notify the other party of its decision to         and azione dovra comunicare a mezzo
exercise its right of first refusal by

registered letter return receipt, within 30             raccomandata a.r. all'altro socio, entro 30
(thirty) days of the date of receipt of the             (trenta) giorni dalla data di ricezione della
aforesaid notice;                                       comunicazione medesima, la propria volonta di
                                                        esercitare il diritto di prelazione;
                                                        (ii) nel caso in cui il diritto di prelazione
(ii) if the right of first refusal is exercised,        fosse esercitato, la cessione o il trasferimento
the sale or transfer shall be completed within 30       verra perfezionato entro i 30 (trenta) giorni
(thirty) days of the receipt of the notice under        successivi al ricevimento della comunicazione
substantially the same terms and conditions             sostanzialmente alle medesime condizioni indicate
specified in the offer referred to in the               nell'offerta di cui al punto (i) che precede;
preceding point (i);


(iii) if the party entitled to exercise its right       (iii) nell'ipotesi in cui l'avente diritto non
of first refusal fails to do so within the time         eserciti il diritto di prelazione nei termini
limit provided for, the notifying party may sell        previsti, la parte che ha effettuato la
or transfer, at the price and on the conditions         comunicazione potra dar corso alla cessione o al
set forth in the notice, provided that the sale or      trasferimento, al prezzo e alle condizioni
transfer takes place within 3 (three) months of         indicate nella comunicazione, purche la cessione o
the expiry date of the time limit established for       il trasferimento intervenga entro 3 (tre) mesi
the exercise of the right of first refusal. If the      dalla data di scadenza del termine fissato per
said sale or transfer does not take place within        l'esercizio del diritto di prelazione. Ove tale
the aforementioned time limit, the party that           cessione o trasferimento non intervenga nel
intends to nonetheless sell or transfer its             termine suindicato, la parte che intendesse
shareholding, even to the same party and on the         comunque alienare o trasferire la propria
same terms and conditions previously noticed to         partecipazione, anche in favore del medesimo
the party entitled to exercise the right of first       soggetto e agli stessi termini e condizioni gia
refusal, will have to again comply with the             comunicati all'avente diritto, dovra nuovamente
provisions of this paragraph (A).                       conformarsi alle disposizioni del presente
                                                        paragrafo (A).

The right of first refusal and the related              Il suddetto diritto di prelazione e le relative
obligations shall exist even in the event of the        obbligazioni sussisteranno anche in caso di
sale or transfer for any reason of any purchase         cessione o trasferimento a qualsiasi titolo dei
rights deriving from capital increases. In such         diritti di opzione rivenienti da operazioni di
event, the right of first refusal shall be              aumento del capitale sociale. In tal caso, il
exercisable in accordance with the same procedures      diritto di prelazione sara esercitabile con le
as those described herein above. The right of           medesime modalita sopra descritte. Il suddetto
first refusal described in this paragraph (A)           diritto di prelazione di cui al paragrafo (A) non
shall not apply to sales or transfers made in           sussistera in caso di cessione o trasferimento ai
compliance with the provisions of the following         sensi delle disposizioni di cui ai seguenti
paragraphs (B) or (G) or to any sale or transfer        paragrafi (B) e (G) o a qualsiasi cessione o
of shares made pursuant to any incentive                trasferimento avvenuto ai sensi di un piano di
compensation plan approved by the Board of              incentivazione approvato dal Consiglio di
Directors.                                              Amministrazione.
For the purposes of this Shareholders' Agreement,       Ai fini dei presenti Patti Parasociali,
"Subsidiary" as to any person means any                 "Controllata" in relazione a qualsiasi soggetto
corporation, association or other business entity       significa una societa, associazione o altro
of which more than 50% of the total voting power        soggetto o entita commerciale nella quale piu del
of the entire capital stock                             50% dei diritti di voto dell'intero capitale

entitled to vote (a) in an ordinary shareholders'       con diritto di voto (a) nell'assemblea ordinaria e
meeting and (b) in the election of directors or         (b) in sede di nomina di consiglieri e dirigenti,
managers thereof is at the time freely                  sia in quel momento esercitabile liberamente
exercisable, owned or controlled, directly or           detenuto o controllato, direttamente o
indirectly, by that person or one or more other         indirettamente, da quel soggetto o da una o piu
Subsidiaries of that person.                            Controllate di quel soggetto.
(B) Notwithstanding any provisions of paragraph A       (B) In deroga alle disposizioni del paragrafo (A)
above and the following paragraph (C), each of the      che precede e del seguente paragrafo (C), ciascun
shareholders agree that the other may transfer any      socio concorda che l'altro socio possa trasferire
of its shares in the Company to any other company       le proprie azioni nella Societa ad altra societa
controlled by it within the meaning of Article          da essa controllata ai sensi dell'articolo 2359,
2359, paragraph one, no. 1, of the Italian Civil        primo comma, numero 1, cod. civ., a condizione
Code, provided that: (i) the transferor shall           che: (i) la parte trasferente dia notizia del
notify the other shareholder of the transfer with       trasferimento all'altro socio con un preavviso di
prior notice of at least 30 (thirty) days with          almeno 30 (trenta) giorni rispetto alla data di
respect to the date of transfer and (ii) the            trasferimento e (ii) la societa cessionaria
transferee company shall sign a declaration of          sottoscriva una dichiarazione di piena
full acceptance of all the restraints and               accettazione di tutti i vincoli ed obblighi
obligations provided for in this Shareholders'          previsti dai presenti Patti Parasociali. Il socio
Agreement. The shareholder which avails itself of       che si avvale della suddetta facolta di
the aforesaid right to transfer shares in the           trasferimento delle azioni nella Societa: (i)
Company: (i) shall, however, be bound jointly and       restera comunque obbligato in solido con la
severally with the transferee company with respect      societa cessionaria con riferimento al puntuale ed
to the punctual and exact compliance with and           esatto rispetto ed adempimento dei suddetti
fulfilment of the aforesaid restraints and              vincoli ed obblighi e (ii) in caso di cessione da
obligations and (ii) in the event of the sale or        parte del cedente o di riduzione della sua
transfer by the transferor company or reduction of      partecipazione nella cessionaria al di sotto del
its shareholding in the transferee company to           limite di cui al citato articolo 2359, primo
below the limit referred to in the aforementioned       comma, numero 1, del cod. civ., sara tenuto a
Article 2359, paragraph one, no. 1, of the Italian      riacquistare integralmente l'intera partecipazione
Civil Code, shall be bound to repurchase in full        detenuta, direttamente od indirettamente, dalla
the entire shareholding in the Company held,            societa cessionaria, salvo il caso in cui venga
directly or indirectly, by the transferee company,      riacquistato un sufficiente numero di azioni nella
unless sufficient shares in the transferee company      societa cessionaria entro 30 (trenta) giorni
are reacquired within 30 (thirty) business days         lavorativi, tale che la societa cessionaria venga
such that the transferee company is once again          nuovamente controllata dal socio in questione, ai
controlled by such shareholder within the meaning       sensi dell'articolo 2359, primo comma, numero 1,
of Article 2359, paragraph one, no. 1 of the            del cod. civ. In mancanza di detto riacquisto
Italian Civil Code. If any of such repurchases is       entro il suddetto termine di 30 (trenta) giorni, i
not carried out within said time limit of 30            presenti Patti Parasociali, su richiesta del socio
(thirty) business days, this Shareholders'              non cedente, decadranno e saranno privi di
Agreement shall, at the option of non-transferring      ulteriore efficacia in conformita a quanto
shareholder, be terminated without any further          stabilito nell'articolo 8, paragrafo (B), punto
effect according to the following Article 8,            (iii) che segue, ferma restando la responsabilita
paragraph (B), point (iii), without prejudice to        contrattuale del socio che si sia reso
the contractual liability of the shareholder which      inadempiente al predetto obbligo di riacquisto.
failed to fulfil its aforesaid

repurchase obligation.

(C) In consideration of the strategic role             (C) In considerazione del ruolo strategico
attributed to the PARTNER and the industrial           attribuito al PARTNER e ai presupposti di natura
requirements which led RAI to enter into the Share     industriale che hanno motivato la RAI a
Purchase Agreement with the PARTNER, the PARTNER       sottoscrivere con il PARTNER il Contratto di
hereby undertakes, in any event, such undertaking      Compravendita, il PARTNER si impegna in ogni caso,
being deemed to be of the essence, to refrain from     con pattuizione avente carattere di essenzialita,
transferring in full or in part its shareholding       a non cedere in tutto o in parte la propria
in the Company to anyone for a period of three         partecipazione nella Societa per un periodo di
years from the date of execution of this               almeno tre anni dalla data di sottoscrizione dei
Shareholders' Agreement (other than a percentage       presenti Patti Parasociali (salvo una
of 5% of the Shares that may be transferred to         partecipazione pari al 5% delle Azioni che potra
Poste Italiane S.p.A. ("Poste"). Crown Castle          essere ceduta a Poste Italiane S.p.A ("Poste").
hereby undertakes, in any event, such undertaking      Crown Castle si impegna e tale impegno e da
being deemed to be of the essence, to refrain, and     considerarsi essenziale, ad astenersi, e a fare in
to cause each Subsidiary of Crown Castle to            modo che ogni Controllata di Crown Castle si
refrain, from transferring in full or in part any      astenga, dal trasferire in tutto o in parte ogni
shareholding (other than directors' qualifying         partecipazione azionaria (salvo il caso di
shares as required by applicable law) in the           partecipazioni dovute ai consiglieri in forza di
PARTNER or in any Wholly-Owned Crown Castle            norme di legge) nel PARTNER o in Controllate
Subsidiary that would result in the PARTNER no         Interamente Possedute da Crown Castle in modo che
longer being a Wholly-Owned Crown Castle               il PARTNER perda la qualifica di Controllata
Subsidiary, for a period of three years from the       Interamente Posseduta da Crown Castle, per un
date of execution of this Shareholders' Agreement      periodo di tre anni dalla data di sottoscrizione
without the consent of RAI (such consent not to be     dei presenti Patti Parasociali, senza il consenso
unreasonably withheld, delayed or conditioned).        della RAI (tale consenso non potra essere
For purposes of this Shareholders' Agreement,          irragionevolmente negato, ritardato o
"Wholly-Owned Crown Castle Subsidiary" means a         condizionato). Ai fini dei presenti Patti
Subsidiary of Crown Castle all of the outstanding      Parasociali, per "Controllata Interamente
capital stock or other ownership interests of          Posseduta da Crown Castle" si intende una
which (other than directors' qualifying shares as      Controllata di Crown Castle nella quale tutto il
required by applicable law) shall at the time be       capitale sociale o altra forma di partecipazione
owned, directly or indirectly, by Crown Castle,        proprietaria (fatta eccezione per le azioni dovute
one or more Wholly-Owned Crown Castle Subsidiaries     ai consiglieri in forza di norme di legge) sia in
or, up to a maximum shareholding of 20%, by Poste.     quel momento di proprieta, direttamente o
RAI undertakes, such undertaking being deemed to       indirettamente, di Crown Castle, di una o piu
be of the essence, not to, and to cause each           Controllate Interamente Possedute da Crown Castle,
Subsidiary of RAI not to, transfer in full or in       ovvero, fino ad una partecipazione azionaria
part any shareholding in any Subsidiary of RAI         massima del 20%, di Poste. RAI si impegna, e tale
that indirectly or directly owns an interest in a      impegno e da considerarsi essenziale, ad astenersi
Company (i) if such sale would result in the           e a fare in modo che ogni Controllata di RAI si
Company no longer being a Subsidiary of RAI,           astenga, dal trasferire in tutto o in parte ogni
except in a proceeding described in Article 7,         partecipazione azionaria in Controllate di RAI che
                                                       possiedano, direttamente o indirettamente, una
                                                       partecipazione nella Societa (i) qualora tale
                                                       cessione sia tale da determinare la perdita da
                                                       parte della Societa della qualifica di Controllata
                                                       della RAI, fatta salva in ogni caso


paragraph (G) or (ii) in all other cases, to any        la possibilita di avviare la procedura di vendita
person who directly or indirectly competes in a         di cui all'articolo 7, paragrafo (G) o (ii) in
material way with Crown Castle or any Subsidiary        tutti gli altri casi, a qualsiasi soggetto, che
of Crown Castle in the Tower Business.                  direttamente o indirettamente, operi in
                                                        concorrenza in maniera rilevante con Crown Castle
                                                        o una Controllata di Crown Castle nel Tower
                                                        Business.

(D) Without prejudice to the other obligations of       (D) Fermi restando gli altri obblighi del PARTNER
the PARTNER provided for in this Article 7, the         sanciti nel presente articolo 7, il PARTNER
PARTNER agrees that it is expressly and strictly        riconosce che gli e fatto espresso ed assoluto
prohibited from transferring in full or in part         divieto di cedere in tutto o in parte la propria
its shareholding in the Company to parties which        partecipazione nella Societa a soggetti che siano
are owners of a concession or permit for, or            titolari di una concessione o autorizzazione o
license, either national or regional, for (i)           licenza, nazionale o regionale per (i) la
radio-TV broadcasting in Italy, (ii) the supply of      trasmissione radiotelevisiva in Italia, (ii) la
service of voice telephony to the public in Italy,      prestazione del servizio di telefonia vocale al
(iii) for the installation and supply of public         pubblico in Italia, per (iii) l'installazione e
telecommunications networks in Italy, (iv) for the      fornitura di reti di telecomunicazioni pubbliche
supply of mobile or personal communication              in Italia, (iv) la prestazione di servizi di
services to the public in Italy and (v) for the         comunicazioni mobili e personali al pubblico in
allocation of radio frequencies or specific sets        Italia, e (v) l'assegnazione di frequenze radio o
of phone numbers for the implementation of              di specifiche numerazioni telefoniche per
services offered to the public different from           l'espletamento di servizi offerti al pubblico
those indicated in paragraphs (ii), (iii) (iv)          diversi da quelli indicati nei punti (ii), (iii) e
above in Italy or which are connected with parties      (iv) in Italia o che siano collegati a soggetti
holding (by virtue of a direct or indirect              titolari (in virtu di una partecipazione, diretta
shareholding in excess of 5% of the outstanding         o indiretta, superiore al 5% del capitale di tale
share capital of such person, or material               soggetto o di rilevanti rapporti contrattuali o
contractual or management relationships) any such       organici) di ogni siffatta concessione,
concession or license, save with the previous           autorizzazione o licenza, se non con il preventivo
written approval of RAI. Without prejudice to the       gradimento della RAI espresso per iscritto. Salvi
other obligations of Crown Castle provided for in       gli altri obblighi di Crown Castle previsti nel
this Article 7, Crown Castle agrees that it shall       presente articolo 7, Crown Castle concorda che non
not, and shall cause each Subsidiary of Crown           trasferira, e fara in modo che ogni Controllata di
Castle to not, transfer in full or in part its          Crown Castle non trasferisca, in tutto o in parte
shareholdings in any Subsidiary of Crown Castle         la propria partecipazione in ogni Controllata di
that holds a direct or indirect interest in the         Crown Castle che detenga una partecipazione
Company to parties which are owners of a                diretta o indiretta nella Societa a parti che
concession or permit for radio-TV broadcasting in       siano titolari di una concessione o autorizzazione
Italy or connected with parties holding (by virtue      per la diffusione radiotelevisiva in Italia o
of a direct or indirect shareholding in excess of       siano connesse a parti che detengano (in virtu di
15% of the outstanding share capital of such            partecipazione diretta o indiretta superiore al
person, or material contractual or management           15% del capitale sociale o di rilevanti rapporti
relationships) any such concession or license,          contrattuali o organici) tali concessioni o
save with the previous written approval of RAI.         licenze, salvo il caso in cui la RAI abbia
Notwithstanding the foregoing, Poste shall not be       preventivamente espresso il proprio consenso per
considered to be a                                      iscritto. Resta inteso tuttavia che Poste non sara
                                                        considerata quale cessionaria non consentita ai
                                                        sensi del

prohibited transferee under this paragraph (D).         presente paragrafo (D). Ai fini del presente
For the purpose of this paragraph (D), "owners of       paragrafo (D), "titolari di una concessione o
a concession or permit for radio-TV broadcasting        autorizzazione per la trasmissione radiotelevisiva
in Italy" shall include persons that, although not      in Italia" include i soggetti che, nonostante non
owners of a concession or permit for radio-TV           siano titolari di tali concessioni o
broadcasting in Italy, carry out broadcasting           autorizzazioni, legittimamente svolgano attivita
activities in Italy pursuant to Article 1 of Law        di trasmissione radiotelevisiva ai sensi dell'art.
No. 66 of 20 March 2001 and "connected parties          1 della Legge 20 marzo 2001, n. 66 e "parti
holding any such concession or license" shall be        connesse che detengano tali concessioni o licenze"
construed accordingly.                                  dovra essere interpretato in modo analogo.
(E) The shareholders hereby agree that any person       (E) I Soci convengono che ogni soggetto che si
to whom a transfer of shares of the Company is          rendesse acquirente di Azioni della Societa nel
made in compliance with the conditions provided         rispetto delle condizioni poste dal presente
under this Article 7, (i) shall assume all the          articolo 7 (i) assumera tutti gli obblighi del
obligations of the transferor under this                cedente ai sensi dei presenti Patti Parasociali e
Shareholders' Agreement and (ii) may, as long as        (ii) potra, se la partecipazione detenuta dal
such transferee's shareholding in the Company is        soggetto cessionario nella Societa (x) non sia
(x) not less than the percentage then applicable        inferiore alla percentuale minima di capitale
in respect of Article 8, paragraph (B)(i), (in the      sociale applicabile ai sensi dell'articolo 8,
case of a transferee of the PARTNER) or (y) the         paragrafo (B), punto (i) (nel caso di cessionario
largest single shareholding in the Company (in the      del PARTNER) o (y) rappresenti la partecipazione
case of a transferee of RAI) be assigned all the        di maggioranza relativa (nel caso di cessionario
rights of the transferor under this Shareholders'       della RAI), subentrare al cedente di tali azioni
Agreement and for all purposes under this               in tutti i diritti spettanti al cedente ai sensi
Shareholders' Agreement shall be deemed to be the       dei presenti Patti Parasociali e a tutti i fini
PARTNER or RAI, as the case may be. The transferor      dei presenti Patti Parasociali sara considerato
shall remain liable for all of its obligations          essere il PARTNER o la RAI, a seconda dei casi.
under this Shareholders' Agreement accrued up to        Resta inteso che il cedente restera comunque
the date of transfer to the transferee. The             responsabile per tutti gli atti ed i comportamenti
shareholders hereby further agree that if at the        posti in essere sino alla data di cessione. I soci
time of any such transfer, a shareholder has an         inoltre convengono che se all'epoca di ciascuno di
outstanding claim (made in writing) against             tali trasferimenti un socio avesse una pretesa
another shareholder arising from a purported            pendente (manifestata per iscritto) nei confronti
breach of this Shareholders' Agreement, the             di un altro socio che tragga origine da una
transferee shall agree to become jointly liable         presunta violazione dei presenti Patti
with the transferor in respect of such claim,           Parasociali, il cessionario dovra convenire di
unless Crown Castle or RAI, as the case may be,         divenire solidalmente responsabile con il cedente
has expressly indemnified (or otherwise provides        in relazione a tale pretesa, salvo il caso in cui
adequate guarantee to) the non-transferring             Crown Castle o RAI, a seconda dei casi, abbiano
shareholder against such claims. In case of sale        espressamente indennizzato (o altrimenti fornito
of the shares in violation by the PARTNER of this       adeguata garanzia), il socio non cedente in
Article 7, the provision contained in following         relazione a tale pretesa. In caso di cessione
Article 8, paragraph (D) shall apply.                   delle azioni in violazione, da parte del PARTNER,
(F) Each of the shareholders hereby undertakes to       del presente articolo 7, si applichera la
refrain from creating liens or rights of usufruct       disposizione di cui all'articolo 8, paragrafo (D)
on the shares of the Company respectively owned by      che segue.
it                                                      (F) Ciascun socio si impegna a non costituire
                                                        diritti reali di garanzia e a non concedere
                                                        diritti di

without the prior written consent of the other          usufrutto sulle azioni della Societa di sua
shareholder.                                            proprieta, senza il preventivo consenso scritto
                                                        dell'altro socio.
(G) Each of RAI and the PARTNER (a "Requesting          (G) A partire dalla scadenza del terzo anno dalla
Party") shall have the right, at any time after         data di sottoscrizione dei presenti Patti
the third anniversary of the date of the execution      Parasociali, sia la RAI sia il PARTNER (la "Parte
of this Shareholders' Agreement, to request (in         Richiedente") avranno il diritto di richiedere
writing) the other shareholder (the                     (per iscritto) all'altro socio (la " Parte Non
"Non-Requesting Party") and the Company to start        Richiedente") e alla Societa di avviare le
the procedures for the listing of the shares of         procedure di quotazione delle azioni della Societa
the Company on an internationally recognised stock      presso un mercato regolamentato riconosciuto a
exchange or market and, in accordance with the          livello internazionale e, in conformita a quanto
following provisions, to effect the sale (in whole      di seguito precisato, di collocare sul mercato (in
or in part) of the shares of the Company owned by       tutto o in parte) le azioni della Societa di
the Requesting Party to the public (the "Demand         proprieta della Parte Richiedente (la "Richiesta
Request"). Each shareholder shall have the right        di Quotazione"). Ciascun socio avra il diritto di
to make only 1 (one) Demand Request during any 1        effettuare solo una Richiesta di Quotazione ogni
(one) year period. The Requesting Party shall send      anno. Copia della Richiesta di Quotazione verra
a copy of the Demand Request to both the Non-           inviata dalla Parte Richiedente sia alla Parte Non
Requesting Party and the Company. The Requesting        Richiedente sia alla Societa. Nella Richiesta di
Party shall indicate in the Demand Request the          Quotazione la Parte Richiedente indichera il
name of at least 5 (five) investment banking firms      nominativo di almeno cinque banche d'investimento
(at least 2 (two) of which shall be Italian)            (di cui almeno due saranno italiane) cui affidare
selected to manage the listing and the offering         la gestione delle procedure di quotazione e di
procedures and the number of shares that the            collocamento ed il numero di azioni che la Parte
Requesting Party desires to sell in the offering.       Richiedente intende collocare sul mercato. La
Within 15 (fifteen) days from the receipt of the        Parte Non Richiedente avra diritto, entro 15
Demand Request, the Non-Requesting Party shall          (quindici) giorni successivi al ricevimento della
designate 1 (one)or 2 (two) (if 2 (two), 1 (one)        Richiesta di Quotazione di selezionare una o due
must be an Italian investment bank) of the 5            (se due, una dovra essere una banca d'investimento
(five) investment banking firms as the lead             italiana) delle cinque banche d'investimento
underwriter(s). RAI and the PARTNER shall cause         quale/i "lead underwriter(s)". La RAI e il PARTNER
the Company to prepare an appropriate offering          si adopereranno affinche la Societa prepari un
document within 120 (one hundred twenty) days from      adeguato documento d'offerta entro 120
the receipt of the Demand Request and to cooperate      (centoventi) giorni dalla data di ricevimento
(and RAI and the PARTNER shall cooperate with each      della Richiesta di Quotazione, e faranno in modo
other and the Company), on reasonable terms and to      che la Societa cooperi (e RAI e PARTNER
the extent possible, to cause the offering              coopereranno tra di loro e con la Societa), nei
document to be approved as promptly as practicable      limiti della ragionevolezza e per quanto in suo
by any necessary governmental authorities or (to        potere, per far approvare il documento di offerta
the extent it is necessary) any authority for the       dalle competenti autorita governative o di
regulation of the relevant securities exchanges or      regolamentazione dei mercati (se necessario) nel
market and to cause the sale to be consummated.         minor tempo possibile, e far si che la vendita sia
Unless the Requesting Party requests otherwise,         effettuata. Salvo nel caso in cui la Parte
the offering of shares pursuant to a Demand             Richiedente formuli una diversa richiesta,
Request shall be in the                                 l'offerta di azioni ai sensi di una Richiesta di
                                                        Quotazione sara nella forma di una "firm
                                                        commitment underwritten offering" (secondo il

form of a "firm commitment" underwritten offering      significato che a tale termine viene comunemente
(as such term is commonly used in the United           attribuito negli Stati Uniti). La Societa dovra
States). The Company shall indemnify each seller       indennizzare il venditore in relazione alle azioni
of shares in the offering in a manner customary in     oggetto dell'offerta secondo la prassi applicata
such offerings.                                        in tale tipo di offerte.

H) In the case of a Demand Request, the Non-           (H) In caso di una Richiesta di Quotazione, la
Requesting Party shall have the right to include       Parte Non Richiedente avra diritto di includere le
any or all of its shares in the Company in the         azioni da essa detenute nella Societa nell'offerta
sale as follows. The Non-Requesting Party shall        di vendita, secondo la procedura di seguito
give notice to the Company and the Requesting          descritta. La Parte Non Richiedente comunichera
Party within 20 (twenty) business days of receipt      alla Societa e alla Parte Richiedente entro 20
of the Demand Request its election to participate      (venti) giorni lavorativi dalla data di
in the sale. In such sale, the Non- Requesting         ricevimento della Richiesta di Quotazione, la
Party shall be allowed to sell up to the number of     propria decisione di partecipare all'offerta di
shares needed to result in the shares being sold       vendita. In tale offerta, la Parte Non Richiedente
by the Requesting Party and the Non-Requesting         sara autorizzata a vendere il numero di azioni
Party being proportional to their respective           necessario affinche le azioni vendute dalla Parte
shareholdings in the Company.                          Richiedente e dalla Parte Non Richiedente siano
                                                       proporzionali alle rispettive partecipazioni nel
                                                       capitale sociale della Societa.


(I) All of the expenses incidental to the listing      (I) Tutte le spese relative all'ammissione a
of the shares of the Company and any public            quotazione delle azioni e all'eventuale offerta
offering for subscription shall be borne by the        pubblica di sottoscrizione saranno a carico della
Company while all the expenses incidental to the       Societa mentre le spese connesse all'offerta di
offering of the shares shall be divided between        vendita delle azioni saranno a carico della RAI e
RAI and the PARTNER in proportion to the number of     del PARTNER in proporzione al numero di azioni
shares that each of them sells to the public.          vendute sul mercato da ciascuna di esse. Ne la RAI
Neither RAI nor Crown Castle shall allow any of        ne Crown Castle dovranno permettere che alcuna
its Subsidiaries that directly or indirectly own       delle loro Controllate che possieda, direttamente
shares in the Company to be listed on a securities     od indirettamente, delle azioni nella Societa, sia
exchange or market in a manner that would prevent      quotata in una borsa valori o mercato finanziario
the Company from listing its shares on any             se tale quotazione impedisca alla Societa di
internationally recognized securities exchange or      quotare le proprie azioni in qualsiasi borsa
market (including the Mercato Telematico Azionario     valori o mercato finanziario regolamentato (ivi
della Borsa Italiana S.p.A.).                          incluso il Mercato Telematico Azionario della
(J) If RAI desires to sell or transfer any shares      Borsa Italiana S.p.A.).
in the Company (except pursuant to a sale in a         (J) Nel caso in cui la RAI decidesse di cedere o
public offering) or in any Subsidiary of RAI that      trasferire le azioni da essa detenute nella
directly or indirectly holds an interest in the        Societa (fatto salvo il caso di offerta al
Company, which sale or transfer would result in        pubblico) o nel capitale delle Controllate della
the Company no longer being a Subsidiary of RAI,       RAI che, direttamente o indirettamente, possiedano
then RAI shall sell or transfer all such shares in     una partecipazione nella Societa, e da tale
a proceeding open to the public and the PARTNER        cessione o trasferimento consegua la perdita da
and Crown Castle shall have the right to               parte della Societa della qualifica di

        elect to include in such sale or transfer       Controllata della RAI, la RAI dovra cedere o
        the shares in the Company then owned by         trasferire tutte le suddette azioni mediante una
        the PARTNER or shares in any Subsidiary of      procedura di vendita aperta al pubblico e il
        Crown Castle that directly or indirectly        PARTNER e Crown Castle avranno il diritto di
        then holds an interest in the Company as        partecipare a tale vendita o trasferimento con le
        its only asset other than cash and cash         azioni che a quella data il PARTNER deterra nella
        equivalents). At least 90 (ninety) days         Societa o con le azioni detenute nelle Controllate
        prior to the start of the proceeding, RAI       di Crown Castle che, direttamente o
        shall give written notice to the PARTNER        indirettamente, possiedano in quel momento, come
        and Crown Castle of such proceeding. The        unica attivita (ad eccezione della cassa ovvero di
        PARTNER and Crown Castle shall notify RAI       titoli equivalenti), una partecipazione nella
        within 30 (thirty) days after receipt of        Societa. Almeno 90 (novanta) giorni prima
        such notice from RAI whether or not they        dell'inizio della procedura di vendita, la RAI
        elect to participate in the proposed            dara comunicazione scritta al PARTNER e a Crown
        proceeding. If the PARTNER or Crown Castle      Castle dell'intenzione di avviare tale procedura.
        elect to participate, the relevant shares       Il PARTNER e Crown Castle dovranno a loro volta
        shall be sold or transferred pursuant to        comunicare per iscritto, nel termine di (30)
        and on the same terms and conditions            trenta giorni dal ricevimento della suddetta
        provided for the sale or transfer of the        comunicazione da parte della RAI se intendono
        shares held by RAI or any Subsidiary of         partecipare alla procedura di vendita. Qualora il
        RAI, as the case may be.                        PARTNER decidesse di partecipare alla vendita, le
                                                        relative azioni saranno vendute o trasferite ai
                                                        medesimi termini ed alle medesime condizioni
                                                        previste nella procedura di vendita o
                                                        trasferimento delle azioni della RAI o di
                                                        qualsiasi Controllata della RAI, a seconda dei
                                                        casi.

(K)  RAI and Crown Castle shall have the right, at      (K) RAI e Crown Castle avranno la facolta di
     least once a year, to require each other to        richiedere per iscritto rispettivamente a Crown
     confirm in writing whether it remains in           Castle e RAI, con frequenza almeno annuale, di
     compliance with the obligations established        confermare per iscritto di avere adempiuto agli
     under Article 7. Each of Crown Castle and RAI      obblighi di cui al presente articolo 7. Sia Crown
     agrees to provide the Company's independent        Castle sia la RAI concordano di fornire ai
     auditor, each year prior to the annual audit       revisori indipendenti della Societa, con frequenza
     of the Company's financial statements, the         annuale prima della revisione annuale del bilancio
     documentation required by the auditors             della Societa, la documentazione, richiesta dai
     necessary to determine if such party is in         revisori, che sia necessaria per determinare se
     compliance with this Article 7.                    tale parte abbia adempiuto agli obblighi di cui al
                                                        presente articolo 7.


                    Article 8                                             Articolo otto

                 TERM AND RENEWAL                                        DURATA E RINNOVO
(A) Without prejudice to that which is agreed upon      (A) Salvo quanto pattuito ai paragrafi (B) e (C)
in the following paragraphs (B) and (C), and to         che seguono, e ferma restando la specifica durata
the specific duration of the commitments referred       degli impegni di cui ai successivi articoli 9 e
to in the following Articles 9 and 10, this             10, i presenti Patti Parasociali avranno efficacia
Shareholders' Agreement shall enter into effect on      a partire dalla data di sottoscrizione e
the date of its execution and shall remain in           resteranno in vigore per i successivi quattordici
force for the following fourteen years.                 anni.
(B) It is hereby understood and agreed that this        (B) Resta inteso che i presenti Patti Parasociali
Shareholders' Agreement shall terminate, upon           si risolveranno anticipatamente, previa richiesta
written notice of the other shareholder to the          scritta inviata al socio in relazione al quale
shareholder with respect to which the event has         l'evento si e verificato dall'altro socio, qualora
occurred, if and when any of the following events       dovesse verificarsi uno dei seguenti eventi:
occur:                                                  (i) fatto salvo quanto pattuito all'articolo 7,
(i) Without prejudice to Article 7, paragraph (B),      paragrafo (B) che precede, la partecipazione del
the PARTNER's (together with that of any                PARTNER (unitamente a quella di ogni Controllata
Subsidiary of Crown Castle) shareholding in the         di Crown Castle) nella Societa scenda al di sotto
Company falls below 35% (or 24% if the                  del 35% (trentacinque per cento) (o del 24%
shareholding in the Company falls below 35% by          (ventiquattro per cento) nel caso la
virtue of a sale of shares to the public) and is        partecipazione scenda al di sotto del 35%
not restored within the following 30 (thirty)           (trentacinque per cento) a seguito di vendita di
business days to a level equal to or in excess of       azioni al pubblico) e non sia ricostituita nei
such percentage;                                        successivi 30 (trenta) giorni lavorativi ad un
(ii) the PARTNER ceases to be a Subsidiary of           livello pari o superiore a tale percentuale;
Crown Castle and such status is not restored            (ii) il PARTNER cessi di essere una Controllata di
within the following 30 (thirty) business days;         Crown Castle e tale condizione non sia
(iii) in the case provided for in Article 7,            ripristinata entro i successivi 30 (trenta) giorni
paragraph (B), the transferee loses the status of       lavorativi;
controlled company within the meaning of Article        (iii) nel caso previsto dall'articolo 7, paragrafo
2359, paragraph one, no. 1, of the Italian Civil        (B) che precede, la societa cessionaria perda la
Code and the transferor shareholder fails to            qualifica di societa controllata ai sensi
complete the repurchase of the shareholding (in         dell'articolo 2359, primo comma, n. 1, cod. civ. e
compliance with the provisions of Article 7,            il socio cedente non abbia perfezionato il
paragraph (B) within the time limit of 30 (thirty)      riacquisto della partecipazione (in conformita al
business days;                                          disposto dell'articolo. 7, paragrafo (B) che
(iv) the initiation of any bankruptcy, insolvency       precede) entro il termine di 30 (trenta) giorni
or reorganization proceeding against the PARTNER        lavorativi;
or any Subsidiary of Crown Castle of which the
PARTNER is a Subsidiary or RAI or any Subsidiary        (iv) sia avviata una procedura fallimentare, di
of RAI of which the Company is a Subsidiary (which      insolvenza o di riorganizzazione nei confronti del
is not terminated within 90 (ninety) days of its        PARTNER o una Controllata di Crown Castle della
initiation);                                            quale il PARTNER sia una Controllata o una
(v) any pledge made by a Subsidiary of Crown            Controllata di RAI della quale la Societa sia una
Castle is successfully enforced against the shares      Controllata (che non venga cessata entro i
of any                                                  successivi 90 (novanta) giorni dal

Subsidiary of Crown Castle which enforcement would      suo inizio);
result in the PARTNER no longer being a Subsidiary      (v) un qualsiasi pegno concesso da una Controllata
of Crown Castle;                                        di Crown Castle venga escusso rispetto alle azioni
(vi) The PARTNER loses the rights of voting to          di una qualsiasi Controllata di Crown Castle e
which the PARTNER is entitled as shareholder of         tale escussione determini la perdita da parte del
the Company and such loss cannot be or has not          PARTNER della qualifica di Controllata di Crown
been cured within 30 (thirty) business days             Castle;
following receipt of written notice of such loss        (vi) il PARTNER perda i diritti di voto che gli
by the PARTNER.                                         spettano in qualita di socio della Societa e tali
                                                        diritti non siano recuperati entro i (30) trenta
(C) Upon the expiry of the term referred to in the      giorni lavorativi successivi alla data in cui
preceding paragraph (A), this Shareholders'             PARTNER riceva una comunicazione scritta relativa
Agreement shall be renewed automatically for            a tale perdita.
successive two year terms unless written notice to      (C) Alla scadenza del termine di cui al precedente
the contrary is given by either shareholder to the      paragrafo (A), i presenti Patti Parasociali
other at least 6 (six) months prior to the              saranno rinnovati automaticamente per successivi
expiration of the then existing 2 (two) year term.      periodi di due anni, salvo diversa comunicazione
(D) Upon the expiry date or earlier termination of      scritta consegnata da un socio all'altro con
this Shareholders' Agreement (other than a              almeno sei mesi di preavviso rispetto alla
termination resulting from a breach by RAI of           scadenza del termine biennale.
Article 7, paragraph (B)), the PARTNER shall vote       (D) Alla data di scadenza
its shares in the Company (in the extraordinary         naturale o anticipata dei presenti Patti
shareholders' meeting called with no delay by RAI)      Parasociali (diversa dal caso di risoluzione
to amend the By-Laws according to the requests          anticipata legata ad inadempimento da parte di RAI
made by RAI. If the PARTNER fails to vote as            all'obbligo di cui all'articolo 7 paragrafo (B)),
mentioned above (except due to the action or            il PARTNER sara obbligato ad esercitare il diritto
inaction of RAI or the Company), PARTNER shall pay      di voto relativo alle proprie azioni della Societa
to RAI, as a penalty (such penalty shall be in          (in sede di assemblea straordinaria
addition to any other remedy RAI shall have under       tempestivamente convocata dalla RAI) in modo da
this Shareholders' Agreement) an amount equal to        deliberare la modifica dello Statuto secondo
ITL 40,000,000 (forty million) for each delayed         quanto verra richiesto dalla RAI. Qualora il
day in taking such vote, provided that RAI shall        PARTNER ometta di votare secondo quanto sopra
have to call a shareholders' meeting as soon as it      indicato (salvo il caso di azione od omissione
shall receive confirmation by the PARTNER of its        della RAI o della Societa), esso sara tenuto a
willingness to attend such a meeting.                   corrispondere alla RAI, a titolo di penale (fatti
Notwithstanding the previous sentence, the penalty      salvi gli altri rimedi a disposizione della RAI ai
shall stop accruing on the date on which the            sensi dei presenti Patti Parasociali), un importo
by-laws have been amended according to RAI's            pari a Lire 40.000.000 (quaranta milioni) per ogni
request.                                                giorno di ritardo nell'assunzione di tale
                                                        delibera, posto che la RAI avra l'obbligo di
                                                        convocare una nuova assemblea a tal fine non
                                                        appena avra ricevuto la conferma del PARTNER della
                                                        volonta di questi di intervenire. Nonostante la
                                                        suddetta disposizione, la penale cessera in ogni
                                                        caso di maturare alla data in cui lo statuto sara
                                                        stato modificato conformemente alla richiesta di
                                                        RAI.

                    Article 9                                             Articolo nove

           NON-COMPETITION COVENANT AND                       PATTO DI NON CONCORRENZA ED INIZIATIVE
             CORPORATE OPPORTUNITIES                                     IMPERENDITORIALI
(A) Crown Castle undertakes, as long as the             (A) Crown Castle si impegna, sin tanto che il
PARTNER maintains a participation in the share          PARTNER manterra una partecipazione nel capitale
capital of the Company and for one (1) year             della Societa e per un anno successivo alla
following its final disposal of such participation      perdita della qualita di socio (salvo che tale
(unless such disposal is a result of the return of      perdita consegua alla restituzione delle azioni
shares to RAI out of the escrow established on the      alla RAI ai sensi dell'accordo di deposito in
date of this Shareholders' Agreement), not to           garanzia sottoscritto alla data dei presenti Patti
perform, directly or indirectly, except through         Parasociali), a non svolgere ne direttamente ne
the Company, any activity in Italy in the field of      indirettamente, al di fuori della Societa, alcuna
TV and Radio Transmission and Broadcasting (as          attivita in Italia nel settore della Trasmissione
defined below) unless expressly consented to in         e Diffusione Radiotelevisiva (come definito di
writing by RAI. The parties agree that for              seguito), se non previo espresso consenso scritto
purposes of this Article 9, paragraph (A) "TV and       di RAI. Le parti convengono che ai fini del
Radio Transmission and Broadcasting" means (i) the      presente articolo 9, paragrafo (A) per
provision of terrestrial including cable and            "Trasmissione e Diffusione Radiotelevisiva" si
satellite TV and radio transmission and                 intende:
broadcasting services intended to serve primarily       (i) la fornitura di servizi di trasmissione e
Italian territory, both analogic and digital in         diffusione radio televisiva terrestre inclusa la
the form of transmitter network operation,              diffusione via cavo e via satellite, sia analogica
provided that such services shall not include any       sia digitale, nella forma di rete operativa di
form of existing and future converging wireless         trasmissione, intesi a coprire primariamente il
technologies such as UMTS (other than to the            territorio italiano, a condizione che che tali
extent received on conventional broadcast radio         servizi non includano alcuna forma di tecnologie
and TV sets, including widescreen, high definition      convergenti wireless presenti e future quale
or digital TV sets and AM, FM or Digital Audio          l'UMTS (solo nella misura in cui il servizio non
Broadcasting radio sets) or (ii) engaging in the        viene ricevuto attraverso apparecchi
Tower Business through the acquisition or building      radiotelevisivi convenzionali, incluse televisioni
of tower portfolios that have more than 30% of          widescreen, ad alta definizione o digitali ed
Broadcast Towers (as defined below). For the            apparecchi radio AM, FM o Digital Audio
purposes of this Shareholder's Agreement, the term      Broadcasting), o (ii) lo svolgimento di attivita
"Broadcast Tower" means a tower on which the total      nel Tower Business attraverso l'acquisto o la
Effective Isotropic Radiated Power (" EIRP") from       costruzione di gruppi di torri con una percentuale
all TV and radio broadcast antennas (excluding for      superiore al 30% di Broadcast Towers (come di
this purpose those antennas that belong to RAI or       seguito definite). Ai fini di questi Patti
the Company) is greater than 50% of the total EIRP      Parasociali, il termine " Broadcast Tower"
radiated from all antennas on such tower. If Crown      significa una torre nella quale la Potenza
Castle or any Subsidiary of Crown Castle acquires       Isotropica Effettiva Irradiata ("PIEI" ) totale di
a tower portfolio in Italy which contains towers        tutte le antenne radiotelevisive o cellulari
on which RAI or the Company is a tenant, then           (escluse a questi fini quelle antenne che
Crown Castle agrees, and agrees to cause any such       appartengono alla RAI o alla Societa) sia maggiore
Subsidiary to agree, to not alter the contracts         del 50% della PIEI totale irradiata da tutte le
with RAI                                                antenne su tale torre. Qualora Crown Castle od una
                                                        sua Controllata acquisti un gruppo di torri in
                                                        Italia che includa torri sulle quali RAI o la
                                                        Societa abbia in locazione degli spazi, allora
                                                        Crown Castle concorda, e
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                                       37

or the Company in respect of such towers, except        fara in modo che ciascuna Controllata concordi, di
that RAI or the Company shall have the right to         non modificare i contratti con la RAI o la Societa
terminate such contracts and withdraw from tenancy      in relazione a tali torri, fatto salvo il diritto
on such towers at its option, without any               di RAI o della Societa di far cessare tali
penalties or other termination charges for RAI,         contratti e recedere dalla locazione di tali torri
the Company, Crown Castle and any such Subsidiary.      a loro scelta, senza alcuna penale o altro onere a
The provisions of this paragraph (A) shall not          fronte di tale cessazione o recesso per la RAI, la
survive if (x) RAI breaches Article 9, paragraph        Societa, Crown Castle o tale Controllata. Le
(B), (y) RAI repurchases the assets of the Company      disposizioni del presente paragrafo (A) cesseranno
pursuant to Section 19 of the Supply Contract or        di essere valide qualora (x) RAI violi le
(z) any of the events set forth in Article 8,           disposizioni dell'articolo 9, paragrafo (B), (y)
paragraph (B), clause (iv) occurs in relation to        RAI riacquisti i beni della Societa ai sensi
RAI or any Subsidiary of RAI.                           dell'articolo 19 del Contratto di Fornitura o (z)
B) RAI undertakes, as long as the PARTNER               si verifichi alcuno degli eventi indicati
maintains a participation in the share capital of       nell'articolo 8, paragrafo (B), punto (iv),
the Company, not to perform, indirectly or              relativamente alla RAI o ad alcuna delle
directly, investments or initiate activity in the       Controllate di RAI.
field of construction and management of                 (B) Fintanto che il PARTNER deterra una
infrastructures for the transmission and                partecipazione nel capitale della Societa, la RAI
broadcasting of terrestrial TV both analogic and        si impegna a non realizzare, direttamente od
digital outside of the Company.                         indirettamente, investimenti o avviare iniziative
(C) RAI and the PARTNER undertake, in connection        nel medesimo settore della costruzione e gestione
with activities relating to the Tower Business (as      di infrastrutture per la trasmissione e diffusione
defined in Article 6, paragraph (B)), to cause          terrestre dei segnali radiotelevisivi sia
that, to the extent possible and practicable, the       analogici sia digitali al di fuori della Societa.
assets owned or used (in whatever manner) by the        (C) La RAI e il PARTNER si impegnano, inoltre, in
Company, be utilised by way of priority up to the       relazione ad attivita relative al Tower Business
exhaustion of their productive capacity (including      (come definito all'articolo 6, paragrafo (B) che
the space available on the towers of the Company).      precede), a far si che siano comunque utilizzati
(D) Until the date this Shareholders Agreement          in via prioritaria, per quanto possibile e
terminates, with regard to corporate opportunities      praticabile, i beni di proprieta o in uso (a
undertaken by Crown Castle or any of its                qualsiasi titolo) alla Societa, in ogni caso sino
affiliates in Italy (other than relating to the TV      ad esaurimento della capacita produttiva di tali
and Radio Transmission and Broadcasting), if any,       beni (inclusa la capacita di spazio disponibile
Crown Castle and its affiliates shall explore, on       sulle torri della Societa).
a commercially reasonable and arms' length basis        (D) Per tutta la durata dei presenti Patti
and if practicable, the possibility of allowing         Parasociali, con riferimento alle iniziative
the Company to participate in such ventures             imprenditoriali intraprese da Crown Castle o da
together with Crown Castle and its affiliates.          qualsiasi sua collegata in Italia, qualora ve ne
                                                        siano (diverse da quelle relative alla Diffusione
                                                        e Trasmissione Radiotelevisiva), Crown Castle e
                                                        le sue collegate, valuteranno, su ragionevoli
                                                        basi commerciali e a prezzi di mercato, e se
                                                        praticabile, la possibilita di permettere alla
                                                        Societa di partecipare a tali iniziative
                                                        unitamente a Crown Castle e alle sue collegate.

                    Article 10                                          Articolo dieci


                   CALL OPTION                                             OPZIONE CALL

(A) If Crown Castle defaults in the performance of      (A) Nel caso in cui Crown Castle si renda
the obligations set out in Article 9, paragraph         inadempiente agli obblighi di cui al precedente
(A) in a manner that has a Material Adverse Effect      articolo 9, paragrafo (A) in una maniera tale da
on the Company, Crown Castle will, and will cause       determinare un Effetto Negativo Rilevante sulla
each Subsidiary of Crown Castle to, exercise the        Societa, Crown Castle esercitera, e fara in modo
voting rights attaching to any shares in a              che ogni Controllata di Crown Castle eserciti, i
Subsidiary of Crown Castle held by it so as to          diritti di voto relativi alle azioni da essa
cause the PARTNER to grant ( and the PARTNER in         possedute nella Controllata di Crown Castle cosi
any event accordingly grants) RAI a call option         da fare in modo che il PARTNER conceda (ed il
(the "Call Option") in respect of all the shares        PARTNER in ogni caso concede alla RAI ai sensi del
of the Company (and not only part thereof) owned        presente articolo 10) un'opzione di acquisto (l
by the PARTNER on the date of exercise of the Call      "Opzione Call") in relazione a tutte le azioni
Option. Accordingly, in the event of exercise of        della Societa (e non solo a parte di esse)
the Call Option pursuant to the provisions of this      detenute dal PARTNER alla data di esercizio
Article 10, the PARTNER irrevocably undertakes to       dell'Opzione Call. Pertanto, in caso di esercizio
sell to RAI the shares of the Company which are         dell'Opzione Call in conformita alle disposizioni
the subject of the Call Option. The Call Option         del presente articolo 10, il PARTNER si impegna
shall survive any termination of this                   irrevocabilmente a vendere alla RAI le azioni
Shareholders' Agreement resulting from a breach of      della Societa che sono oggetto dell'Opzione Call.
this Shareholders Agreement by the PARTNER or           L'Opzione Call continuera ad essere valida
Crown Castle or either of the events set forth in       nonostante la risoluzione dei presenti Patti
Article 8, paragraph (B), clauses (iv) and (v)          Parasociali in conseguenza di un inadempimento
occurs in relation to the PARTNER or any                degli stessi da parte del PARTNER o di Crown
Subsidiary of Crown Castle. For purposes of this        Castle o del verificarsi di uno degli eventi
Shareholders' Agreement, the term "Material             descritti all'articolo 8, paragrafo (B), punti
Adverse Effect" shall mean any change or effect         (iv) e (v) in relazione al PARTNER o ad una
that would be materially adverse to the overall         Controllata di Crown Castle. Ai fini dei presenti
condition (financial or otherwise), results of          Patti Parasociali, " Effetto Negativo Rilevante"
operations or business, or the then existing            significa qualsiasi modifica o conseguenza che sia
reasonable prospects of the Company on the date         negativo in modo rilevante in relazione al
that the Call Option Notice or Put Option Notice        complesso della condizione (finanziaria o di altra
(both as defined below), as applicable, is sent;        natura), dei risultati operativi dell'attivita o
provided that, notwithstanding any language in          delle ragionevoli prospettive allora esistenti
this Shareholders' Agreement relating to RAI not        della Societa alla data in cui verra inviata, a
guaranteeing levels of revenue, EBITDA or numbers       seconda dei casi, la Comunicazione della Opzione
of tenants in relation to the business plan, in         Call o della Opzione Put (come di seguito
determining whether any change or effect would          definite); resta inteso che, nonostante quanto
have a Material Adverse Effect levels of revenue,       previsto nei presenti Patti Parasociali in
EBITDA and numbers of tenants shall be considered       relazione alla disposizione per cui la RAI non
irrespective however of what is contained in the        garantisce nessun livello di ricavi, EBITDA o
then existing business plan.                            numero di ospitalita in relazione al business
                                                        plan, nel valutare se una modifica o conseguenza
                                                        provochi un Effetto Negativo Rilevante sulla
                                                        Societa, livelli di ricavi, EBITDA e numero di
                                                        ospitalita saranno tenuti in considerazione, a
                                                        prescindere tuttavia da quanto


                                                        indicato nel business plan esistente alla data.
(B) The Call Option can be exercised only after         (B) L'Opzione Call puo essere esercitata solo dopo
completion of the dispute resolution procedures         il completamento della procedura di soluzione
contained in Clause 13, paragraph (B) and the           delle controversie di cui all'articolo 13,
issuance (if necessary) of the arbitral award           paragrafo (B) e l'eventuale emissione del lodo
determining the right to exercise the Call Option.      arbitrale che determini il diritto di esercitare
The Call Option must be exercised by addressing to      l'Opzione Call. L'Opzione Call dovra essere
the PARTNER a notice (a "Call Option Notice") to        esercitata mediante invio al PARTNER di una
such effect by registered mail (or similar              comunicazione (la "Comunicazione dell'Opzione
instrument which may provide adequate proof of the      Call") in tal senso per lettera raccomandata a.r.
day of receipt) anticipated by telefax, no more         (o simile strumento, purche idoneo a fornire la
than thirty days after the date of such                 prova della data di ricevimento), anticipata via
determination. If the Call Option is not exercised      telefax entro trenta giorni dalla data di tale
within such deadline, the Call Option may no            determinazione. Se decorso tale termine l'Opzione
longer be exercised in respect of the original          Call non viene esercitata, la stessa Opzione Call
default of the PARTNER.                                 dovra ritenersi non piu esercitabile con
(C) If either of the events set forth in Article        riferimento al medesimo inadempimento del PARTNER.
8, paragraph (B), clauses (iv) or (v) occurs in         (C) Qualora si verifichi uno degli eventi indicati
relation to the PARTNER or any Subsidiary of Crown      nell'articolo 8, paragrafo (B), punti (iv) o (v),
Castle (and the grace period set forth therein          in relazione al PARTNER o a una Controllata di
have expired) RAI shall have an immediate call          Crown Castle (ed il periodo concesso ai sensi del
option (the "Termination Call Option") in respect       medesimo articolo per riparare a tale evento sia
of all the shares of the Company owned by the           trascorso), la RAI avra un'Opzione Call immediata
PARTNER. Upon the occurrence of any such event,         (l'"Opzione Call a Scadenza") in relazione a tutte
the PARTNER hereby irrevocably undertakes to grant      le azioni della Societa possedute dal PARTNER.
to RAI such option and sell to RAI the shares of        Qualora si verifichi uno qualsiasi dei suddetti
the Company which are the subject of the                eventi, il PARTNER si impegna irrevocabilmente a
Termination Call Option. The Termination Call           concedere alla RAI tale opzione e a vendere alla
Option may be exercised for a number of shares not      RAI le azioni della societa che sono oggetto
less than 10% of the outstanding share capital of       dell'Opzione Call a Scadenza. L'Opzione Call a
the Company and may be exercised at any time after      Scadenza potra essere esercitata per un numero di
the occurrence of either of such events. The            azioni non inferiore al 10% del capitale della
Termination Call Option shall survive the               Societa e potra essere esercitata in ogni momento
termination of this Agreement under Article 8,          a seguito del verificarsi di tali eventi.
paragraph (B), points (iv) and (v) in relation to       L'Opzione Call a Scadenza sopravvivera alla
the PARTNER or any Subsidiary of Crown Castle of        risoluzione dei presenti Patti Parasociali ai
which the PARTNER is a Subsidiary.                      sensi dell'articolo 8 (B), punti (iv) e (v) in
(D) The transfer of the shares which are the            relazione al PARTNER o ad una Controllata di Crown
subject of a Call Option or a Termination Call          Castle della quale il PARTNER sia una Controllata.
Option must be perfected, against payment of the        (D) Il trasferimento delle azioni che sono
relevant price, within 30 (thirty) days from the        soggette all'Opzione Call ovvero all'Opzione Call
date of determination of the price for the              a Scadenza sara perfezionato, a fronte del
exercise of the option. The price for the exercise      pagamento del relativo prezzo, entro 30 (trenta)
of the option shall be determined according to          giorni dalla data della determinazione del prezzo
                                                        per l'esercizio dell'Opzione Call. Il prezzo di
                                                        esercizio dell'opzione sara determinato

the provisions of Article 11, paragraph (C) below       in piena conformita a quanto previsto all'articolo
relating to the determination of the price for the      11, paragrafo (C) che segue in relazione alla
exercise of the Put Option, provided that in the        determinazione del prezzo di esercizio
case of a Termination Call Option the price shall       dell'Opzione Put, fermo restando che nel caso di
be determined assuming the Shareholders' Agreement      un'Opzione Call a Scadenza il prezzo sara
has been terminated and a minority discount shall       determinato assumendo che i Patti Parasociali non
be applied.                                             siano piu in vigore ed applicando quindi uno
(E) The PARTNER hereby agrees to pledge all the         sconto di minoranza.
shares it owns in the Company in favor of RAI in        (E) Il PARTNER accetta col presente atto di
support of the PARTNER's obligation to grant the        costituire un pegno in favore della RAI su tutte
Termination Call Option and its obligations to          le azioni della Societa possedute dal PARTNER a
pay the amounts set out in Article 8, paragraph         garanzia dell'obbligo del PARTNER di garantire
(D) if such amounts arose after a termination of        l'Opzione Call a Scadenza e dell'obbligo di pagare
this Shareholders' Agreement pursuant to Article        gli importi indicati all'articolo 8, paragrafo (D)
8, paragraph (B), points (iv) or (v) in relation        qualora tale obbligo di pagare sia conseguenza
to the PARTNER or any Subsidiary of Crown Castle        della risoluzione dei presenti Patti Parasociali
Such pledge shall be made pursuant to the pledge        ai sensi dell'articolo 8, paragrafo (B), punti
agreement attached to this Shareholders'                (iv) o (v) in relazione al PARTNER o ad una
Agreement as Schedule 7.                                Controllata di Crown Castle. Il suddetto pegno
                                                        dovra essere iscritto secondo i termini del
                                                        contratto di pegno di cui all'allegato 7 ai
                                                        presenti Patti Parasociali.

                    ARTICLE 11                                             ARTICOLO 11

                    Put Option                                             OPZIONE PUT

The Shareholders hereby further agree that:             I Soci inoltre convengono che:

(A) In the sole event that all of the following         (A) Nel solo caso in cui si realizzino tutte le
conditions have occurred:                               seguenti condizioni:
(i) 31 December, 2004 has passed; and                   (i) si sia raggiunta la data del 31 dicembre 2004;
(ii) (a) RAI breaches, or RAI causes the Company        e
to breach, the terms and conditions of the Supply       (ii) (a) la RAI sia inadempiente, o causi un
Contract; or (b) any proposed resolution of the         inadempimento da parte della Societa, ai termini e
Board of Directors which is reasonably necessary        alle condizioni del Contratto di Fornitura; o (b)
for the implementation of the Business Plan             qualsiasi proposta che sia ragionevolmente
(provided that it is understood that RAI is not         necessaria alla realizzazione di attivita previste
guaranteeing any level of revenue or EBITDA or          nel Business Plan (fermo restando che la RAI non
number of tenants contemplated therein) is not          garantisce il raggiungimento dei livelli dei
approved as a result of one or more of the              ricavi o di EBIDTA e del numero di ospitalita ivi
directors appointed by RAI voting against or            descritte), non sia approvata dal Consiglio di
failing to vote for such proposed resolution; and       Amministrazione per effetto del fatto che uno o
(iii) such breach, vote or failure to vote (as          piu amministratori designati da RAI voti contro o
applicable) directly results in the failure of the      si astenga dal votare tale proposta; e
activities set out in the Business Plan to be           (iii) tale inadempimento, voto o astensione, a
implemented and such failure causes a Material          seconda dei casi implichi direttamente una mancata
Adverse Effect on the Company,                          realizzazione di attivita previste nel Business
                                                        Plan e tale mancanza causi un Effetto Negativo
                                                        Rilevante per la Societa,


then, RAI grants to the PARTNER a put option (the       in tale caso, la RAI concede al PARTNER un'opzione
"Put Option") in respect of all the shares of the       di vendita (la "Opzione Put" ) in relazione a
Company (and not part thereof) owned by the             tutte le Azioni della Societa (e non solo a parte
PARTNER on the date of exercise of the Put Option.      di esse) detenute dal PARTNER alla data di
Accordingly, in the event of exercise of the Put        esercizio dell'Opzione Put. Pertanto, in caso di
Option pursuant to the provisions of this Article       esercizio dell'Opzione Put in conformita alle
11, RAI irrevocably undertakes to purchase the          disposizioni del presente articolo 11, la RAI si
shares of the Company owned by the PARTNER as a         impegna irrevocabilmente ad acquistare le azioni
result of the exercise of the Put Option.               della Societa di proprieta del PARTNER
(B) The Put Option can be exercised only after          nell'esercizio dell'Opzione Put.
completion of the dispute resolution procedures         (B) L'Opzione Put puo essere esercitata solo dopo
contained in Article 13, paragraph (B) (which must      il completamento della procedura di soluzione
be initiated no later than 30 April 2005), but in       delle controversie di cui all'articolo 13,
any event not later than 30 (thirty) days after         paragrafo (B) (procedura che dovra essere avviata
the completion of such procedures, by addressing        non piu tardi del 30 aprile 2005), ma comunque
to RAI a notice (the "Put Option Notice") to such       entro 30 (trenta) giorni dal completamento della
effect by registered mail (or similar instrument        suddetta procedura, mediante invio alla RAI di una
which may provide adequate proof of the day of          comunicazione (la "Comunicazione dell'Opzione
receipt).. The transfer of the shares which are         Put") in tal senso per lettera raccomandata a.r.
the subject of the Put Option must be perfected,        (o simile strumento, purche idoneo a fornire la
against payment of the relevant price, within 30        prova della data di ricevimento). Il trasferimento
(thirty) days from the later of ( i) the date of        delle azioni oggetto dell'Opzione Put deve essere
determination of the exercise price of the Put          perfezionato, a fronte del pagamento del relativo
Option (as determined pursuant to paragraph (C)         prezzo, entro e non oltre la piu lontana tra le
below) or (ii) the date of receipt of the Put           seguenti date: (i) 30 (trenta) giorni dalla data
Option Notice                                           di determinazione del prezzo di esercizio
                                                        dell'Opzione Put (come determinato ai sensi del
                                                        paragrafo (C) che segue) o (ii) 30 (trenta) giorni
                                                        dalla data di ricevimento della Comunicazione
                                                        dell'Opzione Put.

(C) The price per share for the exercise of the         (C) Il prezzo per azione per l'esercizio
Put Option (the "Exercise Price") shall be              dell'Opzione Put (il "Prezzo d'Esercizio") sara
determined with reference to the price per share        determinato in funzione del prezzo per azione che
which an unrelated third party would be prepared        un terzo indipendente sarebbe disposto a pagare
to pay if it were to acquire the entire share           nell'ipotesi in cui acquistasse l'intero capitale
capital of the Company based upon the intrinsic         sociale della Societa,
value of the Company's business in accordance with      stabilito sulla base del valore intrinseco
the methods indicated hereinafter. The Exercise         dell'attivita della Societa secondo le metodologie
Price shall be determined as follows:                   indicate nelle disposizioni che seguono. Il Prezzo
                                                        d'Esercizio sara determinato come segue:

(i) RAI and the PARTNER shall each appoint within       (i) la RAI ed il PARTNER nomineranno, ciascuno
ten (10) days from the date of the Put Option           entro dieci (10) giorni dalla data di notifica
Notice an internationally recognised investment         dell'intenzione di esercitare l'Opzione Put, una
bank that shall provide for the determination of        banca d'investimento di riconosciuto prestigio
its proposal                                            internazionale che provvedera a

of the Exercise Price using the methodology             determinare la propria proposta di Prezzo
described in paragraphs (iv) (1) and (iv) (2)           d'Esercizio, utilizzando le metodologie indicate
below, within sixty (60) days of their                  nei punti (iv) (1) e (iv) (2) che seguono, entro
appointment. Both investment banks, under duty of       60 (sessanta) giorni dalla loro nomina. Entrambe
confidentiality shall have unrestricted access to       le banche d'investimento, sotto vincolo di
the Company's books, to the operational and             riservatezza, avranno pieno e libero accesso ai
financial data and management of the Company.           libri contabili, ai dati operativi e finanziari ed
Should either party fail to appoint an investment       al management della Societa. Nel caso in cui una
bank within such aforesaid period, such                 delle parti non nomini la propria banca
appointment shall be made by the ICC upon request       d'investimento entro il periodo sopra menzionato,
of the other shareholder.                               tale nomina sara effettuata dalla ICC su richiesta
                                                        dell'altro azionista;
(ii) if the ratio, multiplied by one-hundred            (ii) nel caso in cui il rapporto, moltiplicato per
(100), of the difference between the                    100 (cento), della differenza tra le proposte di
determinations of the Exercise Price proposed by        Prezzo d'Esercizio definite dalle due banche
the two investment banks over the arithmetical          d'investimento e la media aritmetica di tali
average of such two determinations (the " Percent       proposte (la "Differenza Percentuale") sia
Difference") is equal to or lower than twenty (20)      inferiore od uguale al 20% (ventipercento), il
per cent, the Exercise Price shall be equal to the      Prezzo d'Esercizio sara uguale alla media
arithmetical average of such two determinations.        aritmetica di tali proposte;
(iii) If the Percent Difference is greater than         (iii) nel caso in cui, invece, la Differenza
twenty (20) percent, the two investment banks           Percentuale sia maggiore del 20% (ventipercento),
shall have twenty (20) business days to review          le due banche d'investimento avranno 20 (venti)
their work and submit a final updated and revised       giorni lavorativi per affinare il proprio lavoro e
determination of the Exercise Price, if any. If         presentare una proposta finale di Prezzo
the Percent Difference between such revised             d'Esercizio, aggiornata e rivista, se del caso.
determination, if any, is less than or equal to         Nel caso in cui la Differenza Percentuale tra le
twenty (20) percent, the provisions of (ii) above       proposte finali sia inferiore od uguale al 20%
shall apply. If following the review of the             (ventipercento), si applicheranno le disposizioni
determinations of the Exercise Price the Percent        del paragrafo (ii) che precede. Nel caso in cui,
Difference remains greater than twenty (20)             invece, a seguito della revisione delle proposte
percent, the Exercise Price shall be determined as      di Prezzo d'Esercizio la Differenza Percentuale
follows:                                                sia ancora superiore al 20% (ventipercento), il
                                                        Prezzo d'Esercizio sara determinato come segue:
(a) Within ten (10) days of the expiration of the            (a) entro dieci (10) giorni dalla scadenza
term for the two investment banks to render their       del termine entro il quale le due banche
final determinations, the shareholders shall            d'investimento devono presentare le loro proposte
appoint an independent international investment         finali, gli azionisti nomineranno una banca
bank of recognised standing (the "Third                 d'investimento indipendente e di riconosciuto
Valuator"). If the shareholders fail to agree on        prestigio internazionale (il "Terzo Valutatore").
the appointment of the Third Valuator within such       Nel caso in cui gli azionisti non si accordino
aforesaid period, the Third Valuator shall be           sulla nomina del Terzo Valutatore entro il periodo
appointed by the ICC at the request of either           sopra esposto, il Terzo Valutatore sara nominato
shareholder.                                            dall'ICC, su richiesta di uno o entrambi gli
(b) The Third Valuator shall render its                 azionisti;
determination of the Exercise Price within thirty            (b) il Terzo Valutatore determinera la sua
(30)                                                    proposta di Prezzo d'Esercizio entro 30 (trenta)
                                                        giorni

days of its appointment using the methodology           dalla sua nomina utilizzando la metodologia
described in (iv)(1) and (2) below. During such         descritta nei paragrafi (iv)(1) e (2) di seguito.
period, the Third Valuator shall have unrestricted      Durante tale periodo, il Terzo Valutatore avra
access, under duty of confidentiality, to the           pieno e libero accesso, comunque soggetto a
Company's books, operational and financial data         vincolo di riservatezza, ai libri contabili, ai
and management as well as to the two investment         dati operativi e finanziari ed al management della
banks appointed by the shareholders and their           Societa ed anche alle due banche d'investimento
respective determinations of the Exercise Price.        nominate dagli azionisti ed alle loro rispettive
                                                        proposte di Prezzo d'Esercizio.
(c) If the determination of a Third Valuator is         (c) Nel caso in cui fosse necessaria la nomina del
necessary, the Exercise Price shall be an amount        Terzo Valutatore, il Prezzo d'Esercizio sara pari
equal to the Third Valuator's determination of the      alla proposta di Prezzo d'Esercizio fatta dal
Exercise Price, if such determination is an amount      Terzo Valutatore, in caso tale proposta sia uguale
which is equal to or greater than one and equal to      o superiore a una ed uguale o inferiore all'altra
or less than the other determination of the             delle determinazioni del Prezzo di Esercizio
Exercise Price by the two investment banks              proposte delle due banche d'investimento nominate
appointed by the shareholders pursuant to (i)           dagli azionisti in base alle disposizioni del
above. If the Third Valuator's determination is an      paragrafo (i) sopra esposto. Nel caso in cui la
amount greater than both or less than both              proposta di Prezzo d'Esercizio del Terzo
determinations of the Exercise Price made by the        Valutatore sia superiore o inferiore ad entrambe
two investment banks appointed by the shareholders      le precedenti proposte fatte dalle banche
pursuant to paragraph (i) above, the Exercise           d'investimento nominate dagli azionisti in base
Price shall be the determination of the investment      alle disposizioni del paragrafo (i) che precede,
bank appointed by the shareholders pursuant to          il Prezzo d'Esercizio sara quello indicato dalla
paragraph (i) above which is the closest to the         banca d'investimento nominata dagli azionisti in
Third Valuator's determination of the Exercise          base alle disposizioni del paragrafo (i) che
Price.                                                  precede, che sara piu vicina alla proposta di
                                                        Prezzo d'Esercizio fatta dal Terzo Valutatore;
(iv) It is therefore acknowledged: (1)If the            (iv) Resta peraltro inteso che:
Company's ordinary shares are listed on an              (1) nel caso in cui le azioni della Societa siano
internationally recognised securities exchange or       quotate in una borsa valori o in un mercato
market the investment banks and, if necessary, the      riconosciuto a livello internazionale, le banche
Third Valuator shall determine the Exercise Price       d'investimento e, se necessario, il Terzo
by reference to the fully-distributed public            Valutatore determineranno il Prezzo d'Esercizio
market trading value of the shares of the Company       con riferimento ai prezzi di mercato c.d.
(without considering any listing discount or            "fully-distributed" delle azioni della Societa
discount for sale on the market of the blocks),         (senza alcuna considerazione per sconti di
but having regard to the valuation methods              quotazione o sconti per vendita al mercato dei
described in the following paragraph (2);               blocchi), considerando anche, a loro discrezione,
                                                        le metodologie di valutazione descritte nel punto
(2)If no ordinary shares of the Company are listed      (2) che segue;
on an internationally recognized securities             (2) nel caso in cui le azioni della Societa non
exchange or market, the investment banks and, if        siano quotate in alcuna borsa valori o mercato
necessary, the Third Valuator, shall use                riconosciuto a livello internazionale, le banche
internationally accepted                                d'investimento e, se necessario, il Terzo
                                                        Valutatore dovranno utilizzare

valuation methods to calculate the Exercise Price       metodi di valutazione utilizzati dalla prassi
assuming: (i) the Company is valued on a "stand         internazionale per calcolare il Prezzo d'Esercizio
alone" basis, (ii) no minority or liquidity             ipotizzando che: (i) la Societa verra valutata su
discount is taken into consideration and (iii) no       una base "stand-alone" (ii) nessuno sconto di
consideration is given to any strategic/control         minoranza o di liquidita verra preso in
premium.                                                considerazione e (iii) non sara riconosciuto alcun
                                                        premio strategico e/o di controllo.

(3)Each shareholder shall bear the fees, costs and      (3) Ciascun azionista paghera le commissioni, i
expenses of the investment banking firm appointed,      costi, e le spese della banca d'investimento
or which should have been appointed, by it, and         nominata, o che avrebbe dovuto nominare lui
the fees, costs and expenses of the Third Valuator      stesso, mentre le commissioni, i costi, e le spese
shall be shared equally by the shareholders.            del Terzo Valutatore saranno divisi in misura
                                                        paritaria tra gli azionisti.



                    Article 12                                           Articolo dodici

                GENERAL PROVISIONS                                            VARIE

(A) Any matter not expressly provided for in this       (A) Per quanto non espressamente previsto dai
Shareholders' Agreement shall be governed by the        presenti Patti Parasociali si applicheranno le
provisions of the By-laws.                              disposizioni dello Statuto.

(B) The parties hereby declare that they intend to      (B) Le parti dichiarano di volersi attenere alle
comply with the provisions of this Shareholders'        disposizioni dei presenti Patti Parasociali non
Agreement not only as a legal commitment but also       solo come impegno giuridico ma altresi come
as a matter of honour.                                  impegno d'onore.

(C) Without prejudice to the settlement of              (C) Ferma restando la regolamentazione delle spese
expenses provided for in the Share Purchase             prevista nel Contratto di Compravendita, ogni
Agreement, any cost and charge of a fiscal nature,      spesa ed onere di carattere tributario, inerente o
relating or in any event resulting from the             comunque conseguente alla stipula dei presenti
performance of this Shareholders' Agreement shall       Patti Parasociali, sara a carico di entrambi i
be payable by both shareholders in equal measure,       soci in misura paritetica, fatto salvo il caso in
except in the case where such cost or charge            cui tale spesa o onere sia conseguente ad
derives from breach on the part of one of the           inadempimento di una delle parti, nel quale caso
parties, in which case it shall be fully payable        gli stessi saranno interamente a carico della
by the party in breach.                                 parte inadempiente.

(D) No amendment to this Shareholders' Agreement        (D) Qualsiasi modifica ai presenti Patti
shall be valid and binding unless such amendment        Parasociali sara valida e vincolante solo ove
is set forth in writing and signed by the party         risulti da atto scritto firmato dalla parte nei
against whom it is invoked.                             cui confronti la stessa viene invocata.

(E) Any notice required or permitted under the          (E) Qualsiasi comunicazione richiesta o consentita
provisions of this Shareholders' Agreement shall        dalle disposizioni dei presenti Patti Parasociali
be given in writing by means of registered letter       dovra essere effettuata per iscritto tramite
with acknowledgement of receipt or by telefax           lettera a.r. o telefax confermato con lettera a.r.
confirmed by a registered letter with                   e si intendera validamente eseguita al ricevimento
acknowledgement of receipt and shall be deemed          della stessa dalla parte a cui viene effettuata,
validly given upon the receipt thereof by the           purche indirizzata come segue:
party to which it is given, provided it be
addressed as follows:

- if to RAI, to it at:                                  - se alla RAI:

RAI - Radio Televisione Italiana S.p.A.                 RAI - Radio Televisione Italiana S.p.A.
Viale Mazzini, 14                                       Viale Mazzini, 14
00195 Roma (Italia)                                     00195 Roma (Italia)
Fax: 39 06 375 14251                                    Fax: 39 06 375 14251
Attention: General Manager                              Attenzione: Direttore Generale

- if to the PARTNER, to it at:                          - se al PARTNER:

c/o Crown Castle International Corp.                    c/o Crown Castle International Corp.
510 Bering Drive                                        510 Bering Drive
Houston, Texas 77057                                    Houston, Texas 77057
Attention: General Counsel                              Attenzione: General Counsel
Fax: +1 (713) 570 3150                                  Fax: +1 (713) 570 3150

- if to Crown Castle, to it at:

c/o Crown Castle International Corp.                    -.se a Crown Castle:
510 Bering Drive
Houston, Texas 77057                                    c/o Crown Castle International Corp.
Attention: General Counsel                              510 Bering Drive
Fax: +1 (713) 570 3150                                  Houston, Texas 77057
                                                        Attenzione: General Counsel
- or to such other address as may be notified in        Fax: +1 (713) 570 3150
the same manner by either party to the other.
                                                        od al diverso indirizzo che potra essere
                                                        comunicato, nelle medesime forme, da una parte
(F) Each party shall take all additional actions        all'altra.
and shall execute all other and further deeds and
documents as are necessary or appropriate to give       (F) Ciascuna parte adottera le
full effect to the provisions of this                   ulteriori iniziative e sottoscrivera gli ulteriori
Shareholders' Agreement.                                atti e documenti che risultassero necessari al
(G) RAI and the PARTNER, also through their own         fine di dare piena efficacia alle previsioni dei
representatives appointed by them, shall have           presenti Patti Parasociali.
access to the Company's books, records and assets.      (G) Sia la RAI sia il PARTNER, anche attraverso
Each of RAI and the PARTNER, with prior adequate        propri rappresentanti da essi designati, avranno
notice to the management of the Company, shall          accesso ai libri, ai registri ed alle proprieta
have the right, at its own expense, within              della Societa. Sia la RAI sia il PARTNER, previo
ordinary working time, to perform an annual review      congruo preavviso dato al management della
of the activities of the Company and of its             Societa, avranno il diritto, nell'ambito
financial and operating results.                        dell'usuale orario lavorativo, di condurre a
(H) This Shareholder's Agreement supersedes all         proprie spese una revisione annuale delle attivita
prior agreements and undertakings, oral or              della Societa e dei suoi risultati operativi e
written, among the parties with respect to the          finanziari.
subject matter of this Shareholder's Agreement.         (H) I presenti Patti Parasociali sostituiscono
(I) Any waiver, express or implied, by any of the       tutti i precedenti accordi scritti o orali tra gli
parties of any right under this Shareholder's           azionisti relativi al medesimo oggetto.
Agreement or of any breach by another party shall       (I) Ogni rinuncia, espressa o tacita, operata da
not constitute or be deemed as a waiver of any          ciascuna delle parti, ad uno dei diritti a questi
other right or any other breach, whether of a           spettante ai sensi dei presenti Patti Parasociali
similar or dissimilar nature to the right or            o una qualunque violazione effettuata da ciascuna
breach being waived.                                    parte non costituira ne sara considerata una
                                                        rinuncia ad alcun ulteriore diritto o violazione,
                                                        indipendentemente dalla natura del diritto o della
(L) This Shareholders' Agreement is solely for the      violazione oggetto di rinuncia.
benefit of the parties; this Shareholders'
Agreement shall not otherwise be deemed to confer       (L) I presenti Patti Parasociali sono
upon or give to any other third party, including        esclusivamente a beneficio delle parti; i presenti
any lender or other creditor, any remedy, claim,        Patti Parasociali non possono in alcun modo essere
liability, reimbursement, cause of action or other      considerati idonei a conferire a terzi, ivi
right.                                                  inclusi creditori a qualsiasi titolo, alcun
(M) If any of the provisions of this Shareholders'      rimedio, pretesa, responsabilita, rimborso,
Agreement are held to be invalid or unenforceable       diritto di agire o diritto di altra natura.
under the applicable law of any jurisdiction, the       (M) Se una delle disposizioni di cui ai presenti
remaining provisions shall not be                       Patti Parasociali venisse considerata invalida o
                                                        inefficace in relazione alla legge applicabile in
                                                        una giurisdizione, le rimanenti previsioni
                                                        resteranno valide ed efficaci e tale


affected, and any such invalidity or                    invalidita ed inefficacia non inficera la validita
unenforceability shall not invalidate or render         o l'efficacia della previsione invalida in una
unenforceable that provision in any other               diversa giurisdizione. Nel caso in cui tale
jurisdiction. In the event that such circumstance       circostanza si verificasse, le parti convengono
takes place, the parties agree that the provisions      sin d'ora di operare una modifica dei Patti
of this Shareholders' Agreement shall be modified       Parasociali tale da rappresentare l'originaria
so as to respect the original intent of the             volonta delle parti stesse.
parties.                                                (N) Crown Castle si impegna, direttamente e fara
N) Crown Castle hereby undertakes to, and to cause      si che ogni Controllata di Crown Castle si impegni
each Subsidiary of Crown Castle to, (i) exercise        a: (i) esercitare i diritti di voto relativi a ciascuna
the voting rights attaching to any shares in a          azione di una Controllata di Crown Castle da essa
Subsidiary of Crown Castle held by it so as to          detenuti cosi da permettere l`esecuzione dei
cause the implementation of this Shareholders'          presenti Patti Parasociali da parte del PARTNER e
Agreement by the PARTNER and (ii) not exercise          a (ii) non esercitare tali diritti di voto in modo
such voting rights to make any Subsidiary of Crown      tale che ogni Controllata di Crown Castle che
Castle that owns a direct or indirect interest in       possiede una partecipazione diretta o indiretta
the Company subject to any bankruptcy,                  nella Societa possa iniziare una procedura
reorganization or other insolvency proceeding;          fallimentare, di riorganizzazione o altro tipo di
provided that Crown Castle's obligations with           procedura concorsuale, posto che le obbligazioni
respect to the exercise of voting rights described      di Crown Castle in relazione all'esercizio dei
in (i) and (ii) above shall not constitute a            diritti di voto di cui ai paragrafi (i) e (ii) che
commitment by Crown Castle or any Subsidiary of         precedono non costituiranno un impegno di Crown
Crown Castle (other than the PARTNER) to, directly      Castle o di una qualsiasi Controllata di Crown
or indirectly, fund (including by way of                Castle (diversa dal PARTNER) a procurare,
subscribing for additional equity interests) or         direttamente od indirettamente, fondi (ivi incluso
provide credit support to or maintain or preserve       attraverso sottoscrizioni di aumenti di capitale o
the financial condition of the Company or the           in altro modo) a finanziare la Societa o il
PARTNER or any other Subsidiary of Crown Castle or      PARTNER o qualsiasi altra Controllata di Crown
to cause any of them to achieve any specified           Castle oppure a mantenere o preservare le loro
levels of operating results. Notwithstanding the        condizioni finanziarie o fare in modo che esse
foregoing and anything else contained in this           raggiungano determinati risultati operativi.
Shareholders' Agreement, the parties agree and          Nonostante quanto precede e tutto quanto disposto
acknowledge that (i) neither the PARTNER nor the        nei presenti Patti Parasociali, le parti
Company is a unified person with common assets and      convengono e si danno atto che (i) ne il PARTNER
liabilities with (and each is an entity separate        ne la Societa sono un soggetto unificato avente
from) Crown Castle or any of its other                  attivita e passivita in comune con (e ciascuna e
Subsidiaries and (ii) at no time shall any              un'entita separata da) Crown Castle o con alcuna
creditor (including RAI) of the PARTNER or the          delle sue altre Controllate e (ii) mai alcuno dei
Company have any claim against Crown Castle or any      creditori del PARTNER o della Societa (inclusa la
of its other Subsidiaries (or any recourse to the       RAI) avra alcuna pretesa nei confronti di Crown
stock or assets of Crown Castle or any such             Castle o di alcuna delle sue altre Controllate (o
Subsidiary) in respect of any indebtedness or           alcun diritto di rivalsa contro le azioni o i beni
other obligation of the Company or the PARTNER          di Crown Castle o di tali Controllate) in
(including any indebtedness or other obligation         relazione ad ogni indebitamento o altra
thereof arising under this Agreement (such as the       obbligazione della Societa o del PARTNER (ivi
obligation to indemnify                                 incluso ogni indebitamento o altra obbligazione ad
                                                        essi relative derivanti ai sensi dei presenti
                                                        Patti Parasociali quale

RAI for 49% of the RAI Guarantees (as defined in        quella di tenere indenne la RAI in relazione al 49
the Share Purchase Agreement). Nothing contained        % dell'esposizione nascente dalle Garanzie RAI
in this paragraph (N) shall prohibit RAI from           (come definite nel Contratto di Compravendita).
directly enforcing against Crown Castle the             Nulla di quanto contenuto nel presente articolo
performance obligations of Crown Castle                 (N) limitera in qualunque modo il diritto della
specifically given by it to RAI in this                 RAI di azionare nei confronti di Crown Castle le
Shareholders' Agreement.                                obbligazioni espressamente assunte da Crown Castle
                                                        nei confronti della RAI ai sensi dei presenti
                                                        Patti Parasociali.

O) The lenders or creditors party to all                O) I finanziatori e i creditori parte di ogni
Indebtedness of the Company, whether incurred           Indebitamento della Societa, indipendentemente dal
prior to, on or after the execution date of this        fatto che siano stati contratti prima o dopo la
Shareholders' Agreement, shall be notified in           data di sottoscrizione dei presenti Patti
writing that they will not have any recourse to         Parasociali, verranno informati per iscritto che
the stock or assets of Crown Castle or any              non avranno alcun tipo di rivalsa sulle azioni o
Subsidiaries thereof other than the Company and,        sui beni di Crown Castle o delle sue Controllate,
to the extent so provided in the documentation for      ad eccezione della Societa e, nella misura in cui
such Indebtedness, the PARTNER. For purposes of         sia cosi stabilito nella documentazione relativa a
this paragraph (O), the term "Indebtedness" shall       tale Indebitamento, del PARTNER. Ai fini del
have the meaning of such term as set forth in the       presente paragrafo (O), il termine "Indebitamento"
Indenture, dated as of 26 June, 2000 between Crown      ha lo stesso significato indicato nel "Contratto
Castle, as issuer, and United States Trust Company      di Indenture", del 26 giugno 2000, tra Crown
of New York, as trustee, regarding Crown Castle's       Castle, in qualita di emittente, e la societa
10 3/4% Senior Notes due 2011.                          United States Trust di New York, in qualita di
                                                        fiduciaria, avente ad oggetto Senior Notes 10 3/4
                                                        % con scadenza nel 2011.

                    Article 13                                           Articolo tredici

            GOVERNING LAW AND DISPUTES                             LEGGE REGOLATRICE E DISPUTE

(A) This Shareholders' Agreement shall be governed      (A) I presenti Patti Parasociali sono regolati ed
by and construed in accordance with Italian law.        interpretati secondo il diritto italiano.
(B) In the event of any controversy between the         (B) In caso di qualsiasi controversia tra le parti
parties in relation to the interpretation and           in merito alla interpretazione od applicazione dei
application of this Shareholders' Agreement             presenti Patti Parasociali (incluso l`esercizio
(including whether the Put Option or the Call           dell`Opzione Call e dell`Opzione Put), ciascuna
Option is exercisable), either party may initiate       delle Parti potra iniziare una procedura per la
a dispute resolution procedure by requesting in         risoluzione delle controversie mediante una
writing that the legal representatives of the           richiesta mossa per iscritto affinche i legali
parties meet in order to reach an amicable              rappresentanti delle parti si incontrino al fine
settlement of the dispute. If no mutual agreement       di ricercare una soluzione amichevole della
has been reached within 30 (thirty) days from the       controversia. In caso di mancato accordo entro il
date on which the most diligent party has acted         termine di 30 (trenta) giorni dalla data in cui la
for the meeting of the legal representatives to         parte piu diligente si sara attivata al fine di
take place, the settlement of the                       dar luogo all'incontro dei legali rappresentanti,
                                                        la soluzione della controversia

dispute shall be referred to an arbitral panel          sara demandata ad un Collegio di tre arbitri
composed of three arbitrators, with one arbitrator      nominati uno da ciascuna delle parti ed il terzo,
to be appointed by each of the shareholders and         che avra funzioni di presidente, dai due arbitri
the third arbitrator, who shall act as the              cosi nominati. In caso di mancato accordo sulla
chairman, shall be appointed by the other two           nomina del presidente, il presidente sara nominato
arbitrators appointed by the shareholders. If no        dalla Corte di arbitrato della ICC. L'arbitrato
agreement has been reached on the appointment of        avra sede a Roma. La procedura arbitrale ed il
the chairman, such chairman shall be appointed by       lodo o altra decisione emessa dagli arbitri
the ICC. The arbitration shall take place in Rome.      saranno sia in italiano sia in inglese. Gli
The arbitration proceedings and the award or            arbitri decideranno secondo diritto (e non secondo
decision of the arbitrators shall be in Italian         equita) e ritualmente entro centottanta giorni
and English. The arbitrators shall decide the           dalla nomina del terzo arbitro. L'arbitrato sara
dispute pursuant to the principles of law and not       condotto secondo le Regole di arbitrato della ICC.
ex aequo et bono, and within one hundred and            Resta inteso che il collegio arbitrale
eighty days following the appointment of the third      eventualmente costituito ai sensi dei presenti
arbitrator. The arbitration proceeding shall be         Patti Parasociali avra competenza a decidere
settled in accordance with the rules of                 eventuali controversie insorte in relazione al
arbitration of the ICC. It is agreed that the           Contratto di Compravendita e viceversa.
arbitration panel which shall be eventually
appointed pursuant to this Shareholders' Agreement
shall be competent to decide other disputes which
may arise in relation to the Share Purchase
agreement and vice versa.